             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                      ________________


                          FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934





Date of Report (Date of earliest event
reported)May 23, 2000


         DEAN WITTER REALTY INCOME PARTNERSHIP
     IV, L.P. (Exact name of registrant as
     specified in its charter)


           Delaware                    0-18147
13-
3378315
(State or other jurisdiction       Commission
     (I.R.S. Employer of  incorporation)
     File Number)    Identification
No.)


  Two World Trade Center, New York, New York
   10048 (Address of principal executive offices)
   (Zip Code)


Registrant's telephone number, including area code(212) 392-1054


         (Former  name  or former address, if
changed  since last report)

Item 2.  Acquisition or Disposition of Assets

Pursuant  to a Purchase and Sale Agreement dated as
of  April
4, 2000, as amended (the "Agreement"), Taxter Park
Associates ("TPA")  sold  the land and buildings which
comprise  Taxter Corporate  Park  (the  "Property")  on
May  23,  2000  to  a subsidiary of Mack-Cali Realty
Corporation (the "Purchaser"), an unaffiliated party, for
a negotiated sale price of $42.725 million.  In
connection with the sale, TPA acquired  from  DW Taxter
Special  Corp.,  an affiliate, and  conveyed  to  the
Purchaser   certain  interests  in  the  Property,
including interests that the affiliate had acquired from KLM Royal Dutch Airlines, for $6.75 million, in
February 1999. Of  the $42.725  million, TPA will remit
$6.75 million of the sale proceeds to the affiliate in connection with the transaction.

TPA  is  owned 40.6% by Dean Witter Realty Income
Partnership IV,  L.P.  (the  "Partnership"), 44.6% by
Dean Witter  Realty Income   Partnership   III,  L.P.,
an   affiliated   public partnership,   and  14.8%  by
Dean  Witter   Realty   Income Partnership II, L.P., an
affiliated public partnership.
The  purchase price was paid in cash at closing.  At
closing, the   Partnership   received  approximately
$13.5   million representing its 40.6% share of the cash
received by TPA, net of its share of TPA's closing costs, the amount of the obligation owed to the affiliate and other deductions.

Item 7.  Financial Statements and Exhibits

(b)  Pro Forma Financial Information

On a pro forma basis, if the sale of the Property had been consummated on March 31, 2000, the Partnership's
Balance Sheet as of such date would have reflected an increase in cash and cash equivalents from $1.9 million to $15.4 million, the elimination of the $8.6 million investment in joint venture and the $0.1 million other assets, an increase in accounts payable and accrued liabilities from $0.1 million to $0.2 million and an increase in partner's capital from $10.5 million to $15.2 million.

For  the  Income  Statement for the quarter ended  March
31, 2000,  if  the  Property was sold on January  1,
2000,   the equity in earnings of joint venture of
approximately $112,000 would  have  been eliminated and
the Partnership  would  have incurred  net  income  of
approximately  $10,000($0.03   per limited partnership
unit).

For  the  Income  Statement for the year ended  December
31, 1999, if the Property was sold on January 1, 1999, the equity in earnings of joint venture would have decreased from $470,000 to $147,000 and net income would have decreased from approximately $363,000 ($1.10 per limited partnership unit) to $40,000 ($0.15 per limited partnership unit).

The pro forma adjustments to the Income Statements exclude the Partnership's share of the non-recurring gain on the sale of the Property.

(c)  Exhibits

     (1)  Purchase and Sale Agreement Dated as of April
        4, 2000
between Taxter Park Associates as Seller, DW Taxter
Special Corp. as Sublandlord and Mack-Cali Realty
Acquisition Corporation as Purchaser.

(2)  First Amendment to Purchase and Sale Agreement as of
                           May
        3, 2000 between Taxter Park Associates as Seller,
        DW Taxter Special Corp. as Sublandlord and Mack-
        Cali Realty Acquisition Corp. as Purchaser.

 (3)  Second Amendment to Purchase and Sale Agreement as
                           of
        May 11, 2000 between Taxter Park Associates as
        Seller, DW Taxter Special Corp. as Sublandlord and Mack-Cali Realty Acquisition Corp. as
        Purchaser.

(4)  Third Amendment to Purchase and Sale Agreement as of
                           May
        17, 2000 between Taxter Park Associates as
        Seller, DW Taxter Special Corp. as Sublandlord and Mack-Cali Realty Acquisition Corp. as
        Purchaser.

     (5)  Fourth Amendment to Purchase and Sale
        Agreement as of May 23, 2000 between Taxter
        Park Associates as Seller, DW Taxter Special
        Corp. as Sublandlord and Mack-Cali Taxter
        Associates L.L.P. as Purchaser.
     (6)  Termination, Assignment and Recognition
        Agreement as of May 23, 2000 between Taxter
        Park Associates, DW Taxter Special Corp.,
        Mack-Cali Realty Acquisition Corp. and KLM
        Royal Dutch Airlines.
     (7) Termination Agreement as of May 23, 2000 between Taxter Park Associates and DW Taxter
        Special Corp.

                     SIGNATURES


Pursuant to the requirements of the Securities
Exchange Act
of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DEAN WITTER REALTY
INCOME PARTNERSHIP                  IV, L.P.
                         By:Dean Witter Realty
                            Fourth Income
                            Properties, Inc.
                            Managing General
Partner



Date:                    June 6, 2000   By:  /c/
Charles M.
Charrow
                            Charles M. Charrow
                            Controller

           PURCHASE AND SALE AGREEMENT

     PURCHASE AND SALE AGREEMENT (this
"Agreement"), dated as of  the  4th  day of
April, 2000, by and between TAXTER  PARK
ASSOCIATES, a New York general partnership,
having an  office
c/o  Dean  Witter Realty Inc., Two World Trade
Center,  64th Floor,  New York, New York 10048,
(the "Seller"),  DW  TAXTER SPECIAL  CORP., a
Delaware corporation having an  office  c/o Dean
Witter Realty Inc., Two World Trade Center, 64th
Floor, New  York,  New York 10048 (the
"Sublandlord") and  MACK-CALI REALTY
ACQUISITION  CORPORATION,  a  Delaware
corporation, having  an office at 11 Commerce
Drive, Cranford, New  Jersey 07016 (the
"Purchaser").
               W I T N E S S E T H
     WHEREAS,  the  Seller is the owner of the
real  property known and numbered as 555 and 565
Taxter Road, Elmsford,  New York  consisting  of
two (2) six (6) story  office  buildings commonly
referred to as Taxter Corporate Park; and
     WHEREAS,  the Seller, as successor in
interest  to  Dean Witter  Realty,  Inc., is a
party to that  certain  Agreement Granting
Lease,  dated  as  of  October   23,   1987
(the "Overlease") among Dean Witter Realty Inc.,
KLM  Royal  Dutch Airlines, a Netherlands
Corporation ("KLM"), and URBCO, Inc., pursuant to
which KLM was granted a leasehold interest  in  a
portion  of  the  Buildings  (the  "Leased
Premises")   more particularly described in the
Overlease; and
     WHEREAS,  Sublandlord and KLM entered into
that  certain sublease dated February 5, 1999
(the "KLM Lease") pursuant to which  KLM  agreed
to lease from Sublandlord and  Sublandlord agreed
to  lease  to  KLM a certain portion  of  the
Leased Premises located at the Property; and
     WHEREAS,  Sublandlord acquired the tenant's
interest  in the  Overlease from KLM pursuant to
a certain Assignment  and Assumption of Lease
dated as of February 8, 1999; and
     WHEREAS, the Seller and the Purchaser have
entered  into negotiations  wherein the Purchaser
expressed its  intent  to purchase  the  Property
from  the  Seller  and  the   Seller expressed
its intent to sell the Property to the
Purchaser; and
     WHEREAS, the Seller and the Purchaser now desire to enter into an agreement whereby, subject to the terms and conditions contained herein, the Seller shall sell the Property to the Purchaser and the Purchaser shall purchase the Property from the Seller; and

     WHEREAS, in connection with the sale of the Property to the Purchaser, Seller and Sublandlord wish to terminate the Overlease; and
     WHEREAS, in connection with the sale of the Property to Purchaser, Seller wishes to acquire from Sublandlord and Sublandlord wishes to convey to Seller its interest under the KLM Lease; and
     WHEREAS, subsequent to the termination of the Overlease, the KLM Lease shall be a direct lease by and between Seller and KLM; and
     WHEREAS, subsequent to the execution and delivery of the A & A Agreements (as hereinafter defined) at Closing (as hereinafter defined) Seller, KLM and Purchaser wish to acknowledge and agree that the KLM Lease shall be a direct lease by and between Purchaser, as landlord, and KLM, as tenant;
     NOW, THEREFORE, in consideration of ten
($10.00) dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed by the parties hereto as follows:
     1.  Sale of the Property.

The  Seller  agrees to sell and convey to the
Purchaser,  and the  Purchaser  agrees to
purchase from the  Seller,  at  the price  and
upon the terms and conditions set forth  in  this
Agreement,  all  those certain plots, pieces and
parcels  of land  described  in Schedule 1 hereto
(the "Land"),  together with  (i)  all  buildings
and other improvements  (including, without
limitation the two (2) office buildings situated
on the   Land)   (collectively,  the
"Buildings"),   (ii)                              all
easements,   rights   of   way,   reservations,   privileges,
appurtenances,  and other estates and rights  of
the  Seller pertaining  to the Land and the
Buildings, (iii)  all  right, title  and
interest of the Seller in and  to  all  fixtures,
machinery, equipment, supplies and other articles
of personal property  attached  or  appurtenant
to  the  Land   or                                the
Buildings, or used in connection therewith
(collectively, the "Personal Property"), and (iv) all right, title and interest of the Seller, if any, in and to the trade names of the Buildings (the Land, together with all of the foregoing items listed in clauses (i)-(iv) above being hereinafter sometimes referred to as the "Property").
          1.1.  Excluded Property.
          Specifically  excluded from the
     Property and this sale are all items of personal property not described in Section
     1 (and all personal property of tenants under the Leases) and the items described in Schedule 2 annexed hereto and made a part hereof.
          1.2.  Closing Date.

          The  delivery  of the Deed and the
     consummation  of the  transactions
     contemplated by this  Agreement  (the
     "Closing")  shall take place at the offices
     of  Bingham Dana  LLP,  399 Park Avenue, New
     York, New York   100224689, at 10:00 A.M. on
     May 2, 2000 or the date which  is ten  (10)
     days after the end of the Due Diligence
     Period unless such day is not a day on which
     the office of  the Clerk  of  the County of
     Westchester, Division  of  Land Records
     (the "Recorders Office") of Westchester
     County, New  York  is  open  for business,
     in  which  case,  the Closing  shall take
     place on the next day on which  such
     Recorder's Office
          is open or such earlier or later date
     as the Seller and Purchaser may agree in
     writing (the "Closing Date").
     Notwithstanding the foregoing sentence,
     Purchaser  shall have  one (1) option to
     extend the Closing Date for  ten (10) days,
     provided Purchaser delivers to Seller
     written notice  of its intent to exercise
     such option  no  later than  May  2,  2000
     or the date which is ten (10) days after the end of the Due Diligence Period.
     2.  Purchase Price.

     The  purchase price to be paid by the
Purchaser  to  the Seller for the Property (the
"Purchase Price") is Forty-Three Million  and      No/100  Dollars
($43,000,000)  payable   as
follows:
          (a)    Eight  Hundred  Fifty  Thousand
and  No/100
     Dollars  ($850,000) (the "Downpayment")
     shall be payable simultaneously with the
     execution and delivery  of  this Agreement,
     by  delivery  to  Commonwealth  Land   Title
     Insurance Company (the "Escrow Agent") of
     a certified or bank check drawn on or by a
     bank which is a  member of the New York
     Clearing House Association  (a "Clearing
     House   Bank")  or  by  wire   transfer               of
     immediately  available  funds  to  the
     Escrow   Agent's account  as  set  forth  in
     the Escrow  Agreement.                               The
     Downpayment shall be held and disbursed by the Escrow Agent in accordance with the terms of Section 15 and the Escrow
     Agreement.  At the Closing, the Deposit
     shall be delivered to the Seller and such amount shall be credited against the portion of the Purchase Price payable pursuant to Section 2(b);

          (b)   Upon the Closing, the balance of
the Purchase
     Price  (i.e.,  the Purchase Price minus the
     credit  set forth  in  Section  2(a)
     above),  plus  or  minus                             the
     apportionments set forth in Section 3, shall be paid by bank wire transfer of immediately available funds to the Seller's account or to the account or accounts of such other party or parties as may be designated by the Seller in writing to Purchaser at least two (2) business day prior to the Closing Date.


     3. Apportionments

     The  following shall be apportioned between
the  Seller and  the Purchaser at the Closing as
of 11:59 p.m. of the day preceding      the
Closing Date (the "Adjustment Date"):

          (a)   fixed or base rents ("Rents")
which have been
     prepaid, security deposits referred to in
     Section 8(e), Rents collected for the month in which the Closing occurs and Additional Rents and other amounts paid by tenants applicable to periods which expire after the Closing Date, which have been received by Seller;

          (b)   real  estate taxes, special
assessments  (but
     only any installment relating to the period in which the Adjustment Date occurs), water charges, sewer rents and charges and vault charges, if any, on the basis of the fiscal years (or applicable billing period if other than a fiscal year), respectively, for which same have been assessed;

          (c)   value of prepaid fuel belonging
to the Seller
     stored on and used for the Property, at the Seller's cost, including any taxes, on the basis of a statement from the Seller's suppliers;

          (d)   charges and payments under
Contracts that are
     being assigned to the Purchaser pursuant to the terms of this Agreement and listed on
     Schedule  3  hereto  or permitted renewals
     or replacements thereof;

          (e)    any   prepaid   items,
including,   without
     limitation, fees for licenses which are transferred to the Purchaser at the Closing and annual permit and inspection fees;

     (f)   utilities, to the extent required by  Section
3.4;

     (g) deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Property if same are assigned to the Purchaser at the Closing;

     (h) personal property taxes, if any, on the basis of the fiscal year for which assessed;

     (i)   all other revenues from the operation of  the
Property   other   than  Rents  and   Additional   Rents
(including, without limitation, parking charges, tenant direct electrical reimbursements, HVAC overtime charges, and telephone booth and vending machine revenues);

     (j)   New  Lease  Expenses as provided  in  Section
10.1.2; and

     (k)  outstanding tenant improvement obligations  in
connection  with  those  Leases listed  on  Schedule  12
hereto,   whereby  any  tenant  improvement  obligations
remaining at Closing shall be a credit to Purchaser against the Purchase Price at Closing;

     (l)    such   other   items  as   are   customarily
apportioned between sellers and purchasers of real properties of a type similar to the Property and located in Westchester County, New York.
     3.1.  Taxes.

     If   the  amount  of  real  estate  taxes,  special
assessments or other taxes for the Property for the fiscal year during which the Closing occurs is not finally determined at the Adjustment Date, such taxes shall be apportioned on the basis of the full amount of the assessment for such period (or the assessment for the prior tax period if the assessment for the current tax period is not then known) and the rate for the immediately prior tax year, and shall be reapportioned as soon as the new tax rate and valuation, if any, has been finally determined. If any taxes which have been apportioned shall subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated Leases, shall be equitably apportioned between the parties hereto.
     3.2.  Rents.
          3.2.1.  Arrearages.

          If  on  the  Closing Date  any  tenant  is  in
     arrears in the payment of Rent or has not paid  the
     Rent  payable  by  it for the month  in  which  the
     Closing occurs (whether or not it is in arrears for
     such month on the Closing Date), any Rents received
     by  the  Purchaser or the Seller from  such  tenant
     after  the Closing shall be applied to amounts  due
     and  payable  by such tenant during  the  following
     periods   in  the  following  order  of   priority:
     (i)  first,  to  the  month in  which  the  Closing
occurred, (ii) second, to
the  current month, and (iii) third, to the  months
in  which any arrearages exist, paying off the most
recent  arrears  first.  If Rents  or  any  portion
thereof  received  by the Seller or  the  Purchaser
after  the Closing are due and payable to the other
party by reason of this allocation, the appropriate
sum,  less  a proportionate share of any reasonable
attorneys' fees and costs and expenses expended  in
connection  with the collection thereof,  shall  be
promptly paid to the other party (to the extent not
collected  from  or  reimbursed  by  tenants).   At
Closing,  Seller  shall  deliver  to  Purchaser   a
schedule of any Rents in arrears as of the  Closing
Date.
     3.2.2.  Additional Rents.
     If  any tenants are required to pay percentage
rent,  escalation  charges for real  estate  taxes,
parking charges, operating expenses and maintenance
escalation   charges,   cost-of-living   increases,
utility,  sewer or water charges or other  charges,
however characterized ("Additional Rents") and  any
Additional  Rents  are collected by  the  Purchaser
from  a  tenant  after the Closing Date,  then  the
Purchaser  shall promptly apply such sums  received
from  such  tenant during the following periods  in
the following order of priority:  (i) first, to the
month  in which the Closing occurred, (ii)  second,
to  the  current  month, and (iii)  third,  to  the
months  in  which any arrearages exist, paying  off
the most recent arrears first.  If Additional Rents
or  any  portion thereof received by the Seller  or
the Purchaser after the Closing are due and payable
to  the  other party by reason of this  allocation,
the appropriate sum, less a proportionate share  of
any   reasonable  attorneys'  fees  and  costs  and
expenses expended in connection with the collection
thereof, shall be promptly paid to the other  party
(to the extent not collected from or reimbursed  by
tenants).  At the Closing, Seller shall deliver  to
Purchaser  a  list  of Additional  Rent  billed  to
tenants for the calendar  year in which the Closing
occurs  (both  on  a  monthly  basis  and  in   the
aggregate), the basis for which the monthly amounts
are being billed and the amounts incurred by Seller
on account of the components of Additional Rent for
such  calendar  year.  Upon the  reconciliation  by
Purchaser   of  the  Additional  Rents  billed   to
Tenants, and the amounts actually incurred for such
calendar year, Seller and Purchaser shall be liable
for overpayments of Additional Rents, and shall  be
entitled to payments from Tenants, as the case  may
be, on a pro-rata
     basis  based  upon  each  party's  period   of
ownership during such calendar year.  To the extent
Seller is liable for an overpayment, it shall  make
such  overpayment to Purchaser within  thirty  (30)
days  after  request, for further  distribution  by
Purchaser to the tenants, as applicable.
          3.2.3.  Collection After the Closing.
          After  the Closing, the Seller shall  continue
     to  have  the  right, in its own  name,  to  demand
     payment of and to collect Rent and Additional  Rent
     arrearages owed to the Seller by any tenant,  which
     right  shall include, without limitation, the right
     to   continue   or   commence  legal   actions   or
     proceedings against any tenant; provided,  however,
     Seller  shall be limited to a contract  action  for
     recover  of monies only, and under no circumstances
     shall  Seller be permitted to bring an  action  for
     eviction,  ouster  or removal  of  any  tenant  the
     Purchaser  agrees to cooperate with the Seller  for
     all reasonable respects and at no
     cost  or  expense to Purchaser, in connection  with
     such  efforts by the Seller to collect  such  Rents
     and Additional Rents and to take all steps, whether
     before  or  after  the  Closing  Date,  as  may  be
     reasonably necessary to carry out the intention  of
     the  foregoing, including, without limitation,  the
     delivery  to  the  Seller,  upon  demand,  of   any
     relevant books and records (including any  Rent  or
     Additional  Rent  statements, receipted  bills  and
     copies  of  tenant checks used in payment  of  such
     Rent or Additional Rent), the execution of any  and
     all   consents   or   other  documents,   and   the
     undertaking of any act reasonably necessary for the
     collection  of such Rents and Additional  Rents  by
     the   Seller.   If  for  any  fiscal  period  which
     includes  the  Adjustment Date tenants  are  paying
     Additional  Rent based upon estimates  prepared  by
     the   Seller,  such  Additional  Rents   shall   be
     reapportioned when the actual expenses for the fiscal period are known.
     3.3.  Water.

     If there is a water meter on the Property, the Seller shall furnish a reading to a date not more than thirty (30) days prior to the Closing Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.
     3.4.  Utilities.

     The Seller will use all commercially reasonable efforts to obtain final cut-off readings of fuel, telephone, electricity, and gas to be made as of the Adjustment Date. The Seller shall pay the bills based on such readings promptly after the same are rendered.
If arrangements cannot be made for any such cut-off reading, the parties shall apportion the charges for such services on the basis of the bill therefor for the most recent billing period prior to the Adjustment Date, and when final bills are rendered for the period which includes the Adjustment Date the Seller and Purchaser shall promptly readjust the apportionments in accordance with such final bills.
     3.5.  Post-Closing Adjustments.

     The items set forth in this Section 3 shall be apportioned at the Closing by payment of the net amount of  such apportionments to the Seller in the manner  set
     forth herein for the
     payment of the Purchase Price if the net apportionment is in favor of the Seller or by a credit against the Purchase Price if the net apportionment is in favor of the Purchaser. However, if any of the items subject to apportionment under the foregoing provisions of this
     Section 3 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one year after the Closing Date. Notwithstanding any of the foregoing provisions of this Section 3.5 to the contrary, the
     Purchaser and the Seller agree that the one year limitation set forth in this Section 3.5 shall not apply to the parties' obligations under Sections 3.1 and 3.2 and that such obligations shall survive the Closing for the period of the statute of limitations in connection with such claims.

          3.6.  Tax Certiorari.

          Seller hereby acknowledges that tax proceedings are currently pending for a reduction in the assessed valuation of the Property for fiscal tax years 1997, 1998, 1999 and 2000. Seller hereby covenants that it shall not, in connection with the proceedings referenced in the prior sentence, take any action which would have any affect on the assessed value of the Property for the fiscal tax years 2000 and later without the prior written consent of Purchaser, such consent not to be unreasonably withheld or delayed.
     4.  Due Diligence Period.

     Notwithstanding anything to the contrary contained herein, the Purchaser shall have a Thirty (30) day period commencing on the date hereof (the "Due Diligence Period") to examine title to the Property, to inspect the physical and financial condition of the Property and to review the
Property Information (including, without limitation, environmental reports). Neither the Purchaser nor the Purchaser's Representatives shall contact (i) any governmental authority or any of the Seller's vendors, employees, consultants or contractors prior to the Closing without first notifying the Seller, or (ii) any of Seller's tenants, without (a) obtaining the Seller's prior written consent in each instance, which consent shall not be reasonably withheld, conditioned or delayed and (b) arranging and scheduling each such meeting with Seller's tenants with Seller or Seller's on-site Property manager.


          4.1.  Access to the Property.

          During the Due Diligence Period, the Purchaser and the Purchaser's Representatives shall have the right to
     enter  upon  the  Property  for  the  sole  purpose   of
     inspecting   the  Property  and  making  surveys,   soil
     borings, engineering tests and other investigations, inspections and tests (collectively, "Investigations"), provided (i) the Purchaser shall give the Seller not less than two (2) business days' prior written notice before each entry, (ii) the first such notice shall include sufficient information to permit the Seller to review the scope of the proposed Investigations, and
(iii)   neither   the  Purchaser  nor  the   Purchaser's
Representatives shall permit any borings, drillings or invasive samplings to be done on the Property without
the   Seller's  prior  written  consent,   not   to   be
unreasonably  withheld,  conditioned  or  delayed.   Any
entry upon the Property and all Investigations shall be during the Seller's normal business hours and at the
sole   risk  and  expense  of  the  Purchaser  and   the
Purchaser's Representatives, and Purchaser shall use all
commercially  reasonable  efforts  so  as  to   minimize
interference  with  the  day-to-day  operation  of   the
Property.  The Purchaser shall:

          (a)    promptly  repair  any  damage  to   the
     Property  resulting  from any such  Investigations,
     refill   and   regrade  any  holes  made   in,   or
     excavations of, any portion of the Property used for such Investigations so that the Property shall be in substantially the same condition as that which existed prior to such Investigations;

          (b)  fully comply with all Laws applicable  to
     the   Investigations  and  all   other   activities
     undertaken in connection therewith;

          (c)     permit   the   Seller   to   have    a
     representative present during all Investigations undertaken hereunder;

          (d)   take all commercially reasonable actions
     and    implement   all   commercially    reasonable
     protections necessary to ensure that all actions taken in connection with the Investigations, and the equipment, materials, and substances generated, used or brought onto the Property pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of the Seller or other persons;

          (e)   only  in  the  event this  Agreement  is
     terminated, if requested by the Seller in  writing,
     furnish  to the Seller, at Seller's sole  cost  and
     expense,  copies of all surveys, soil test results,
     engineering,  asbestos,  environmental  and   other
     studies and reports relating to the Investigations which the Purchaser shall obtain with respect to the Property;

          (f)   maintain  or cause to be maintained,  at
     the  Purchaser's expense, a policy of comprehensive
     general  public liability insurance with a combined
     single  limit  of  not  less  than  $1,000,000  per
     occurrence  for bodily injury and property  damage,
     automobile liability coverage including  owned  and
     hired  vehicles  with a combined  single  limit  of
     $1,000,000  per  occurrence for bodily  injury  and
     property  damage, and an excess umbrella  liability
     policy for bodily injury and property damage in the
     minimum   amount   of  $3,000,000,   insuring   the
     Purchaser  and the Seller and certain  of  Seller's
     Affiliates  listed  on Schedule  4,  as  additional
     insureds,  against  any  injuries  or  damages   to
     persons  or  property that may result from  or  are
     related   to   (i)  the  Purchaser's   and/or   the
     Purchaser's   Representatives'   entry   upon   the
     Property,   (ii)   any  Investigations   or   other
     activities   conducted  thereon  by  Purchaser   or
     Purchaser's Representatives, and (iii) any and  all
     other activities undertaken by the Purchaser and/or
     the  Purchaser's Representatives in connection with
     the   Property,  and  deliver  evidence   of   such
     insurance policy to the Seller at the earlier of ten (10) days after the date of this Agreement or the first entry on the Property;

          (g)  indemnify  the Seller  and  the  Seller's
     Affiliates  and  hold the Seller and  the  Seller's
     Affiliates  harmless from and against any  and  all
     claims, demands, causes of action, losses, damages,
     liabilities, costs and expenses (including  without
     limitation   reasonable   attorneys'    fees    and
     disbursements), suffered or incurred by the  Seller
     or  any  of  the Seller's Affiliates to the  extent
     arising  out  of  or  in connection  with  (i)  any
     negligent or reckless
     acts   or   omissions  of  the   Purchaser   and/or
     Purchaser's   Representatives   during   (A)    the
     Purchaser  and/or  the Purchaser's Representatives'
     entry  upon  the Property or (B) any Investigations
     or   other  activities  conducted  thereon  by  the
     Purchaser  or the Purchaser's Representatives,  and
     (ii)  any  liens or encumbrances filed or  recorded
     against  the  Property  as  a  consequence  of  the
     Investigations  or  any other activities  conducted
     thereon   by   the  Purchaser  or  the  Purchaser's
     Representatives.  Notwithstanding the foregoing, in
     no  event shall Purchaser indemnify Seller for  any
     pre-existing  conditions  or  findings,  including,
     without  limitation,  any violation  of  Applicable
     Environmental Law or the existence of any Hazardous
     Substance   discovered   during   the   course   of
     Purchaser's due diligence activities; and

          (h)  not,  at any time, contact or communicate
     with  any  tenant of the Property  for  any  reason
     whatsoever  without the prior written  approval  of
     the   Seller,  not  to  be  unreasonably  withheld,
     conditioned   or   delayed,  which  communications,
     whether by telephone, in writing or in person, Seller or its designee shall have the right to be present at or otherwise participate in.

     The provisions of this Section 4.1 shall survive the termination of this Agreement and the Closing.
     4.2.  Purchaser's Termination Notice.

     Subject to the provisions of the last paragraph  of
this Section 4.2, the Purchaser shall have the right to elect to terminate this Agreement by giving written notice (the "Purchaser's Termination Notice") of such election to the Seller at any time prior to 5:00 p.m. on the last day of the Due Diligence Period if the Purchaser shall determine (in the exercise of its sole and exclusive discretion) that Purchaser does not wish to purchase the Property.
          If for any reason whatsoever the Seller shall not have received the Purchaser's Termination Notice prior to the expiration of the Due Diligence Period, the Purchaser shall be deemed to have irrevocably waived the right of termination granted under this Section 4.2, and such right of termination shall be of no further force or effect.
          4.3.  Estoppel Certificates.
          Promptly after execution and delivery of this Agreement, the Seller agrees to use all commercially reasonable efforts to obtain an Estoppel Certificate from each tenant under a Lease (as hereinafter defined and with the exception of the Overlease) dated no earlier than thirty (30) days prior to Closing, but in no event shall it be deemed to be an obligation of the Seller under this Agreement to obtain executed Estoppel Certificates except for Estoppel Certificates from (i) all tenants who lease space in excess of 10% of the net rentable area of each of the Buildings, (ii) one-half of all other tenants at the Buildings, and (iii) the following tenants: (x) Nationwide Insurance; (y) Paging Network and (z) American Home Assurance. The Estoppel Certificates shall be in the form annexed hereto as Exhibit G and made a part hereof; provided, however, if any tenant is required or permitted under its Lease to make different statements in a certificate of such nature than are set forth in Exhibit G and Seller first requests that such tenant sign an Estoppel Certificate in the form of Exhibit G and such tenant declines, the Seller may modify the Estoppel Certificate for such tenant to set forth only the statements required under such tenant's Lease to be made by such tenant in such a certificate. If any tenant who is required to deliver an Estoppel Certificate pursuant to this Section 4.3 fails to deliver an Estoppel Certificate in the form required by this Agreement, Seller shall have the right to substitute in lieu thereof an estoppel certificate substantially in such form executed by Seller and such estoppel certificate shall be treated for all purposes as an Estoppel Certificate from such failing tenant. In the event that after the Closing the Seller obtains and delivers to the Purchaser an Estoppel Certificate from any tenant in the form required by this Section 4.3 for which the Seller has substituted an estoppel certificate executed by it at the Closing, then such Seller estoppel shall be of no further force and effect and the Seller shall thereafter have no liability under such Seller estoppel certificate.
     5.  Title.

     The Seller shall convey and the Purchaser shall accept title to the Property subject only to those matters set forth on Schedule 5 hereto (collectively the "Permitted Encumbrances"). The Purchaser has ordered at the Purchaser's expense, a commitment for an owner's fee title insurance policy with respect to the Property (the "Title Commitment") from Commonwealth Land Title Insurance Company (the "Title Company"), together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Property. Purchaser shall instruct the Title Company to send to Seller's counsel a copy of the Title Commitment and all related title exception documents to Seller upon receipt of same. The Seller has delivered to the Purchaser, an as-built survey which may, at Purchaser's option and expense be updated, ("Survey") of the Land and Buildings and prepared in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1992.

          5.1.  Unacceptable Encumbrances.
          If the Title Commitment or the Survey indicate the existence of any liens or encumbrances (collectively, "Liens") or other defects or exceptions in or to title to the Property other than the Permitted Encumbrances (collectively, the "Unacceptable Encumbrances") subject to which the Purchaser is unwilling to accept title and the Purchaser gives the Seller notice of the same within ten (10) business days after receipt of the Title Commitment and the Survey, the Seller shall undertake to eliminate the same (or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Property) subject to Section 5.2. The Purchaser hereby waives any right the Purchaser may have to advance as objections to title or as grounds for the
     Purchaser's refusal to close this transaction any Unacceptable Encumbrance which the Purchaser does not notify the Seller of within such ten (10) business day period unless (i) such Unacceptable Encumbrance was first raised by the Title Company subsequent to the date of the Title Commitment and the Survey, respectively, and (ii) the Purchaser shall notify the Seller of the same within ten (10) business days after the Title Company first notifies Purchaser of such Unacceptable Encumbrance. The Seller, in its sole discretion, may adjourn the Closing one or more times for up to sixty
     (60)  days  in  the  aggregate  in  order  to  eliminate
     Unacceptable Encumbrances.
          5.2.  Removal of Unacceptable Encumbrances.

          The Seller shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by the Purchaser or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Property; except that the Seller, at its sole cost and expense, shall satisfy and cure Unacceptable Encumbrances which are (i) mortgages, UCC-1 financing statements and past due real estate taxes and assessments secured by or affecting the Property, and
     (ii) judgments against the Seller or other Liens secured by or affecting the Property which judgments and other Liens can be satisfied by payment of liquidated amounts not to exceed $100,000 in the aggregate for all such judgments and other Liens. The Seller may eliminate any such Unacceptable Encumbrance by the payment of amounts necessary to cause the removal thereof of record, by bonding over such Unacceptable Encumbrance in a manner reasonably satisfactory to the Purchaser or by arranging for title insurance reasonably satisfactory to the
     Purchaser insuring against enforcement of such Unacceptable Encumbrance against, or collection of the same out of, the Property.

5.3  Options Upon Failure to Remove Unacceptable Liens.

          If  the  Seller  is  unable  or  is  not  otherwise
     obligated (pursuant to Section 5.2) to eliminate all Unacceptable Encumbrances not waived by the Purchaser, or to bond over in a manner reasonably satisfactory to the Purchaser any Unacceptable Encumbrances not waived by the Purchaser, or to arrange for title insurance reasonably acceptable to the Purchaser insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Property, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 5.1), the Purchaser shall elect on the Closing Date, as its sole remedy for such inability of the Seller, either (i) to terminate this Agreement by notice given to the Seller pursuant to Section 14.1, in which event the provisions of Section 14.1 shall apply, or (ii) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price.
          5.3.  Use of Purchase Price.
          If on the Closing Date there may be any Liens or other encumbrances which the Seller must pay or discharge in order to convey to the Purchaser such title as is herein provided to be conveyed, the Seller may use any portion of the Purchase Price to satisfy the same, provided:

               (a) the Seller shall deliver to the Purchaser or the Title Company, at the Closing, instruments in recordable form and sufficient to satisfy such Liens (plus penalties and interest, if any) or other encumbrances of record together with the cost of recording or filing said instruments; or
               (b) the Seller, having made arrangements with the Title Company, shall deposit with said company sufficient moneys (plus penalties and interest, if any) acceptable to said company to insure the obtaining and the recording of such satisfactions.
          5.4.  Franchise Taxes.
          Any franchise or corporate tax open, levied or imposed against the Seller or other owners in the chain of title that may be a Lien on the Closing Date shall not be an objection to title if the Title Company omits same from the title policy issued pursuant to the Title Commitment or excepts same but insures the Purchaser against collection thereof out of the Property.
          5.5.  Transfer Taxes; Title Insurance Premiums.

          At the Closing, the Seller shall pay all transfer and recording taxes (the "Transfer Tax Payments") imposed pursuant to the Laws of the State of New York or any other governmental authority in respect of the transactions contemplated by this Agreement by delivery to the Title Company of sufficient funds to pay such taxes together with any return (the "Transfer Tax Returns") required thereby which shall be duly executed, and acknowledged where necessary by the Seller and the Purchaser to the extent required by applicable law. At the Closing, the premiums due the Title Company to obtain title insurance policies in the form contemplated by the Title Commitment (as the same may be amended pursuant to this Agreement), the cost of obtaining the survey and other Closing-related expenses shall be paid in the manner set forth on Schedule 6 hereto. The provisions of this Section 5.6 shall survive for six months following the Closing Date.
          5.6.  Bulk Sales.

          The Closing shall be consummated without compliance with bulk sales laws. If by reason of any applicable bulk sales law, any claims are asserted by creditors of Seller related to periods prior to the Closing, such claims shall be the responsibility of Seller, and Seller shall jointly and severally indemnify, defend and hold harmless Purchaser (and their respective directors, officers, employees, affiliates, successors and assigns) from and against all losses or liabilities, if any, based upon, arising out of or otherwise in respect of the failure to comply with such bulk sales laws.
6. Representations and Warranties of the Seller.

     The Seller represents and warrants to the Purchaser as follows:

          (a) The Seller is a duly formed and validly existing general partnership organized under the laws of the State of New York and is qualified under the laws of the State of New York to conduct business therein.

          (b) The Seller has the full, legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by the Seller pursuant to this Agreement (collectively, the "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under the Seller's Documents.

          (c) This Agreement and the Seller's Documents do not and will not contravene any provision of the partnership agreement of the Seller, any other agreements, documents or instruments to which the Seller is a party or may be bound, any judgment, order, decree, writ or injunction issued against the Seller, or, to the Seller's actual knowledge, any provision of any laws or governmental ordinances, rules, regulations, orders or requirements (collectively, the "Laws") applicable to the Seller. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Seller under any agreement to which the Seller or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Seller.

          (d) There are no leases, subleases, tenancies, licenses or other use or occupancy agreements affecting any portion of the Property on the date hereof, or any amendments or modifications thereof, except for those items listed in Schedule 7 annexed hereto and made a part hereof (collectively, the "Leases").  The copies of
the  Leases furnished by the Seller to the Purchaser are
true  and  complete.  To the Seller's actual  knowledge,
the  Leases  are in full force and effect,  without  any
material   default   by   the  Seller   and/or   tenants
thereunder. To the Seller's actual knowledge, except as listed on Schedule 7, the Seller has not given or received any notice of default which remains uncured or
unsatisfied, with respect to any of the Leases.   As  of
the Closing Date, all of the leasing commissions in connection with the Leases have been paid or satisfied.

     (e)  To the Seller's actual knowledge, there are no
pending   actions,  suits,  labor  disputes,  litigation
proceedings or investigations to which the Seller  is  a
party  before any court or other governmental  authority
with  respect  to the Property or Seller except  as  set
forth on Schedule 8 hereto.
     (f)   Except  as  disclosed on Schedule  9  hereto,
since  the date the Seller acquired legal and beneficial
title  to the Property (i) to Seller's actual knowledge,
neither  Seller nor any third party has engaged  in  the
generation,  use,  manufacture, refinement,  production,
transferring,  treatment, storage  or  disposal  of  any
Hazardous  Substance  (as hereinafter  defined)  on  the
Property  in  violation of Applicable Environmental  Law
(as  hereinafter  defined), the cost  of  correction  or
remediation  of  which  would have  a  material  adverse
effect  upon  the  value of the Property,  and  (ii)  to
Seller's actual knowledge, neither Seller nor any  third
party   has  received  any  written  notice   from   any
governmental  authority  having  jurisdiction  over  the
Property,  nor  does Seller have any knowledge,  of  any
violation of Applicable Environmental Law or any  Permit
with  respect to the Property which requires  corrective
action,  the cost of which would have a material adverse
effect  upon  the value of the Property.  Disclosure  of
any matter on Schedule 9 hereto shall not constitute any
admission by Seller that such matter was material  or  a
violation of Applicable Environmental Law.  As  used  in
this  Agreement,  the term "Hazardous  Substance"  shall
mean  any substance, chemical or waste that is currently
listed,  defined or referred to as hazardous,  toxic  or
dangerous  or  as  a  pollutant  or  contaminant   under
Applicable   Environmental  Law.   As   used   in   this
Agreement, the term "Applicable Environmental Law" shall
mean    the    Comprehensive   Environmental   Response,
Compensation  and  Liability Act ("CERCLA"),  42  U.S.C.
9601 et seq.; the Resource Conservation and Recovery Act
("RCRA"),   42   U.S.C.   6901,  et  seq.;   the   Water
Pollution  Control  Act, 33 U.S.C.  1251  et  seq.;  the
Clean  Air  Act, 42 U.S.C.  7401 et seq.; and the  Toxic
Substances  Control Act, 15 U.S.C.   2601  et  seq.;  as
the foregoing have been amended from time to time to the
date  of this Agreement; and any similar federal,  state
and   local   laws,  ordinances,  regulations,   orders,
directives or requirements implementing such statutes in
effect   on  the  date  hereof  imposing  liability   or
establishing  standards  of  conduct  for  environmental
protection   or   in  any  way  related   to   Hazardous
Substances.

     (g)    There   are  no  service  contracts,   union
contracts,  employment agreements  or  other  agreements
affecting the Property or the operation thereof,  except
the Contracts as defined in Section 8(c) below.  All  of
the  Contracts  are  and will on  the  Closing  Date  be
unmodified  and  to  Seller's actual knowledge  in  full
force and effect without any default or claim of default
by  any  of  the parties thereto, except those Purchaser
elects not to assume.  To Seller's actual knowledge  all
sums  presently  due  and payable by  Seller  under  the
Contracts have been fully paid and all sums which become
due  and payable between the date hereof and the Closing
Date  shall be fully paid by Seller on the Closing  Date
or,  with  respect to work being performed to  implement
tenant   improvements,  any  lien  that   could   result
therefrom  will have been insured against by  the  Title
Company.   Provided  that Purchaser delivers  to  Seller
written notice of those Contracts Purchaser shall assume at Closing, Seller hereby covenants and agrees to terminate as of the Closing Date those Contracts not being assumed by Purchaser.

     (h)    The   Licenses  include  all   certificates,
licenses,  permits and authorizations,  including  those
relating  to  any  environmental matters,  necessary  to
operate  and  occupy the Buildings  and  are  listed  on
Schedule  11.  Seller has not received any  notice  that
any  of the Permits and Licenses are subject to,  or  in
jeopardy  of,  revocation  or  non-renewal.   Seller  is
current in the payment of any fees required to be paid for the permits and licenses. All permits and licenses are in full force and effect.

     (i)   Seller has received no written notice and has
no   knowledge   of  (i)  any  pending  or  contemplated
annexation  or  condemnation  proceedings,  or   private
purchase in lieu thereof, affecting or which may  affect
the Property, or any part thereof, (ii) any proposed  or
pending  proceeding  to change or  redefine  the  zoning
classification of all or any part of the Property, (iii)
any  proposed  or pending special assessments  affecting
the  Property  or  any  portion  thereof  and  (iv)  any
proposed change(s) in any road or grades with respect to
the  roads providing a means of ingress or egress to the
Property.   Seller  agrees to furnish Purchaser  with  a
copy of any such notice received within two (2) days after receipt.

     (j)   To  Seller's  actual  knowledge,  Seller  has
provided  Purchaser  with  (x)  all  reports,  including
without  limitation,  the  Environmental  Documents,  in
Seller's possession or under its control related to  the
physical  condition of the Property, and (y) all  books,
records,  tenant  data,  leasing  material  and   forms,
current  rent  rolls,  files, statements,  tax  returns,
market  studies, plans, specifications,  reports,  tests
and  other  materials of any kind owned  by  or  in  the
possession or control of Seller which are or may be used
by  Seller  in the use and operation of the Property  or
Personal  Property (collectively, and together with  the
Promotional   Materials,  the  "Books   and   Records").
"Environmental  Documents"  shall  mean  all   Phase   I
environmental reports in connection with the Property in
the possession of Seller.
     (k)  Seller has no knowledge of any violations,  or
of  any  notices,  suits,  investigations  or  judgments
relating   to   any   violations   (including,   without
limitation, Environmental Laws), or any laws, ordinances or regulations affecting the Property, or any violations or conditions that may give rise thereto.

     (l) To the Seller's knowledge, there are no tenant improvement obligations affecting the Property on the date hereof, except for those items listed in Schedule
12 annexed hereto and made a part hereof.
     6.1.  Survival of Representations.

     The  representations and warranties of  the  Seller
set forth in this Section 6 (i) shall be true,
accurate  and correct in all material respects upon  the
execution  of this Agreement and shall be deemed  to  be
repeated on and as of the Closing Date (except  as  they
relate  only to an earlier date), and (ii) shall  remain
operative  and  shall  survive  the  Closing   and   the
execution and delivery of the Deed for a period  of  six
(6) months following the Closing Date and then shall expire, and no action or claim based thereon shall be commenced after such period.
     6.2.  Discovery of Untrue Representation.

     If  at  or  prior to the Closing, (i) the Purchaser
shall  become  aware that any of the representations  or
warranties   made  herein  by  the  Seller  is   untrue,
inaccurate  or  incorrect in any  material  respect  and
shall give the Seller notice thereof at or prior to  the
Closing,  or (ii) the Seller shall notify the  Purchaser
that  a  representation or warranty made herein  by  the
Seller  is  untrue,  inaccurate or incorrect,  then  the
Seller  may, in its sole discretion, elect by notice  to
the  Purchaser to adjourn the Closing one or more  times
for  up to sixty (60) days in the aggregate in order  to
cure  or  correct such untrue, inaccurate  or  incorrect
representation  or warranty.  If any such representation
or  warranty is not cured or corrected by the Seller  on
or  before the Closing Date (whether or not the  Closing
is  adjourned as provided above), then the Purchaser, as
its  sole  remedy  for such inability of  Seller,  shall
elect  either  (i)  to waive such misrepresentations  or
breaches  of  warranties and consummate the transactions
contemplated hereby without any reduction of  or  credit
against  the  Purchase Price, or (ii) to terminate  this
Agreement  by  notice given to Seller  pursuant  to  the
provisions  of Section 14.1.  In the event  the  Closing
occurs,   the   Purchaser   hereby   expressly   waives,
relinquishes and releases any right or remedy  available
to  it at law, in equity or under this Agreement to make
a   claim  against  the  Seller  for  damages  that  the
Purchaser  may  incur, or to rescind this Agreement  and
the  transactions contemplated hereby, as the result  of
any  of the Seller's representations or warranties being
untrue,  inaccurate or incorrect if the  Purchaser  knew
that   such  representation  or  warranty  was   untrue,
inaccurate or incorrect at the time of the Closing and the Purchaser nevertheless closes title hereunder.
     6.3.  Limited Nature of Representations.

          The Purchaser acknowledges that neither the Seller nor any of the Seller's Affiliates, nor any of their agents or representatives, nor Broker has made any representations or held out any inducements to the Purchaser other than those specifically set forth in this Section 6 and Section 11. The Purchaser acknowledges that the Seller, pursuant to the terms of this Agreement, has afforded the Purchaser the opportunity for full and complete investigations, examinations and inspections of the Property and all Property Information. The Purchaser acknowledges and agrees that (i) the Property Information delivered or made available to the

          Purchaser and the Purchaser's Representatives by the Seller or the Seller's Affiliates, or any of their agents or representatives may have been prepared by third parties and may not be the work product of the Seller and/or any of the Seller's Affiliates; (ii) Seller has advised that neither the Seller nor any of the Seller's Affiliates has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information (except that Seller represents that it has provided Purchaser with true, accurate and complete copies of the Property Information in its possession or control); (iii) except as otherwise set forth herein, the Purchaser is relying solely on its own investigations, examinations and inspections of the Property and those of the Purchaser's Representatives and is not relying in any way on the Property Information furnished by the Seller or any of the Seller's Affiliates, or any of their agents or representatives; and (iv) the Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information (except that Seller represents that it has provided Purchaser with true, accurate and complete copies of the Property Information in its possession or control), and, except as otherwise set forth herein, the Purchaser releases the Seller and the Seller's Affiliates, and their agents and representatives, from any and all liability with respect thereto. The Purchaser or anyone claiming by, through or under the Purchaser, hereby fully and irrevocably releases the Seller and the Seller's Affiliates from any and all claims that it may now have or hereafter acquire against any of the Seller or the Seller's Affiliates for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Property, except for claims against the Seller based upon any obligations and liabilities of the Seller expressly provided in this Agreement.

     The provisions of this Section 6 shall survive the Closing.
     7.  Representations and Warranties of the Purchaser.

     The Purchaser represents and warrants to the Seller as follows:

          (a) The Purchaser is a duly formed and validly existing corporation organized under the laws of the State of Delaware, and is qualified under the laws of the State of New York to conduct business therein on the date hereof.

          (b) The Purchaser has the full, legal right, power, authority and financial ability to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under the Purchaser's Documents.

          (c) This Agreement and the Purchaser's Documents do not and will not contravene any provision of the By Laws of the Purchaser, any judgment, order, decree, writ or injunction issued against the Purchaser, or any provision of any Laws applicable to the Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Purchaser under any agreement to which the Purchaser or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Purchaser.

          (d) There are no pending actions, suits, proceedings or investigations to which the Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

     The representations and warranties of the Purchaser set forth in this Section 7 and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing for a period of six (6) months.
     8. Documents to be Delivered by the Seller at Closing.

     At  the  Closing, the Seller shall execute,  acknowledge
and/or   deliver,  as  applicable,  the  following   to   the
Purchaser:

          (a) A bargain and sale deed with covenants against grantor's acts (the "Deed") conveying title to the Property in the form of Exhibit A annexed hereto and made a part hereof.

          (b) The Assignment and Assumption of Leases and Security Deposits in the form of Exhibit B annexed hereto and made a part hereof assigning without warranty or representation, except as set forth in this Agreement, all of the Seller's right, title and interest, if any, in and to the Leases in effect on the Closing Date, all guarantees thereof and the security deposits thereunder, if any (the "Lease Assignment").

          (c)  The Assignment and Assumption of Contracts and Licenses
                    in the form of Exhibit C annexed hereto and made a part hereof (the "Contract and LicenseAssignment") assigning without warranty or representation, except as set forth in this Agreement, all of the Seller's right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Property by any governmental authority (collectively, the "Licenses"), and (ii) all assignable purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements, leasing and brokerage agreements and other service contracts relating to the operation of the Property (collectively, the "Contracts") which Purchaser has elected, by written notice to Seller delivered at least five (5) days prior to the Closing, to assume.
     (d)   The  Assignment and Assumption of  Intangible
Property  in  the form of Exhibit D annexed  hereto  and
made   part   hereof  assigning  without   warranty   or
representation  all  of the Seller's  right,  title  and
interest,  if  any,  in and to all  intangible  property
owned by the Seller with respect to the operation of the
Property listed on Schedule 10 annexed hereto and made a
part  hereof, including, without limitation,  the  trade
name  "Taxter Corporate Park" (the "Intangible  Property
Assignment")  (the Lease Assignment,  the  Contract  and
License   Assignment   and   the   Intangible   Property
Assignment are herein referred to collectively as the "A
& A Agreements").

     (e) Original executed counterparts of all Leases and New Leases, if any, and any amendments, guarantees and other documents relating thereto, together with a schedule of all tenant security deposits thereunder and the accrued interest on such security deposits payable to tenants which are in the possession of or received by the Seller and certified copies of such Leases where
Seller, using all commercially reasonable efforts is unable to deliver originals of same.

     (f)   A  bill  of  sale in the form  of  Exhibit  E
annexed  hereto  and made a part hereof  (the  "Bill  of
Sale")  conveying,  transferring  and  selling  to   the
Purchaser without warranty or representation all right, title and interest of the Seller in and to all Personal
Property. The Purchaser shall indemnify the Seller for any sales tax which may be owed or claimed to be owed in connection with the conveyance of the Personal Property.
Notwithstanding the foregoing, the Seller and Purchaser hereby agree that no portion of the Purchase Price is being allocated to the Personal Property.

     (g) Notices to the tenants of the Property in the form of Exhibit F annexed hereto and made a part hereof advising the tenants of the sale of the Property to the Purchaser and directing that rents and other payments thereafter be sent to the Purchaser or as the Purchaser may direct.

     (h)   A certificate of each of the general partners
of  the  Seller that the Seller and each of the  general
partners have taken all necessary partnership action  to
authorize  the  execution, delivery and  performance  of
this  Agreement,  the consummation  of  the  transaction
contemplated  hereby and the documents to  be  delivered
hereunder.
     (i)     Executed   originals   of   all    Estoppel
Certificates  required  by Section  4.3  and  any  other
Estoppel Certificates, received by the Seller from tenants prior to the Closing Date and not previously delivered to the Purchaser.

     (j) Keys to all entrance doors to, and equipment and utility rooms located in, the Property; provided, however, if the keys are located in the Property manager's office on the Property, the keys may be delivered to Purchaser's Representative at such office.

     (k) All other original documents or instruments referred to herein, including without limitation those Contracts being assigned to Seller, and all original
Licenses and Books and Records, and certified copies of same where Seller, using its best efforts, is unable to deliver originals.

     (l) To the extent in the Seller's possession or control and not located at the Buildings, plans and specifications of the Buildings.

     (m)  The Transfer Tax Returns, if any.

     (n)  A "FIRPTA" affidavit sworn to by the Seller in
the  form  of Exhibit H annexed hereto and made  a  part
hereof. The Purchaser acknowledges and agrees that  upon
the  Seller's delivery of such affidavit, the  Purchaser
shall  not  withhold any portion of the  Purchase  Price
pursuant to Section 1445 of the Internal Revenue Code of
1986,   as  amended,  and  the  regulations  promulgated
thereunder.

     (o)   The  Termination, Assignment and  Recognition
Agreement  in the form of Exhibit L attached hereto  and
made  a  part  hereof (the "Termination, Assignment  and
Recognition  Agreement")  pursuant  to  which  (i)   the
Overlease   shall  be  terminated;  (ii)   Sublandlord's
interest under the KLM Lease shall be assigned to Seller; and (iii) Seller and

     KLM shall recognize and agree that subsequent to the termination of the Overlease, the KLM Lease shall be a direct lease by and between Seller as landlord and KLM as tenant or, if Purchaser shall have waived Seller's obligation to deliver the Termination, Assignment and Recognition Agreement, an assignment of the Overlease and of all Sublandlord's rights under the KLM Lease.

     (p) An affidavit, and such other document or instruments required by the Title Company, executed by Seller to the Title Company (i) indemnifying it against any work done or supplies delivered to the Property which might be grounds for a materialman's or mechanic's lien under or pursuant to New York Law, in form sufficient to enable the Title Company to affirmatively
insure  Purchaser  against  any  such  lien,  and   (ii)
certifying   that  the  signatures  on  the   Deed   are
sufficient  to  bind Seller and convey the  Property  to
Purchaser,  together  with  good  standing  certificates
     issued by the State of Delaware and qualification to do business certificates issued by the State of New York.
          (q)   A  list of security deposits and all non-cash
     security   deposits   (including  letters   of   credit)
     delivered by tenants under the Leases, together with other instruments of assignment, transfer or consent as may be necessary to permit Purchaser to realize upon same.

          (r) A certificate indicating that the representations and warranties of Seller made in this Agreement are true and correct as of the Closing Date, or if there have been any changes, a description thereof.

          (s) All proper instruments as shall be reasonably required for the conveyance to Purchaser of all right, title and interest, if any, of Seller in or to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land affecting all or any portion of the Property, (ii) for damage to the Property or any part thereof by reason of change of grade or closing of any street, road, highway or avenue adjacent to or abutting the Property, (iii) for any taking in condemnation or eminent domain of any part of the Property and (iv) as a result of any casualty to the Property.

          (t) A statement setting forth the Purchase Price with all adjustments and prorations shown thereon.

          (u) A computer diskette containing this Agreement in either WordPerfect or Microsoft Word format.

          (v) All other documents the Seller is required to deliver pursuant to the provisions of this Agreement or which may be reasonably requested by the Title Company.

          (w) A schedule of any Rents in arrears as of the Closing Date.
       9. Documents to be Delivered by the Purchaser at Closing.

     At the Closing, the Purchaser shall execute, acknowledge and/or deliver, as applicable, the following to the Seller:

          (a) The cash portion of the Purchase Price payable at the Closing pursuant to Section 2, subject to apportionments, credits and adjustments as provided in this Agreement.

          (b)  The Bill of Sale.

          (c) The Sales Tax Return, if required, together with a good, unendorsed certified or official bank check drawn on or by a Clearing House Bank payable to the order of the appropriate collection officer in the amount of the sales tax due thereon.

          (d) If the Purchaser is a corporation, (i) copies of the certificate of incorporation and by-laws of the Purchaser and of the resolutions of the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by the Secretary or Assistant Secretary of the Purchaser; (ii) a good standing certificate issued by the state of incorporation of the Purchaser, dated within thirty (30) days of the Closing Date; (iii) a qualification to do business certificate issued by the State of New York, dated within thirty (30) days of the Closing Date; and
     (iv) an incumbency certificate executed by the Secretary or Assistant Secretary of the Purchaser with respect to those officers of the Purchaser executing any documents or instruments in connection with the transactions contemplated herein.

          (e) If the Purchaser is a partnership, (i) copies of the Purchaser's partnership agreement and partnership certificate (if applicable) and, if required by law or its partnership agreement, copies of partnership resolutions and/or consents of the partners authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by the managing general partner of the Purchaser, or in the absence thereof, then by all of the Purchaser's general partners; (ii) a legal existence certificate issued by the state of organization of the Purchaser, dated within thirty (30) days of the Closing Date; and (iii) a qualification to do business certificate issued by the State of New York, dated within thirty (30) days of the Closing Date.

          (f)   If  the  Purchaser  is  a  limited  liability
     company, (i) copies of the Purchaser's operating agreement and, if required by law or its operating agreement, copies of resolutions of the manager authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by the manager of the Purchaser; (ii) a good standing certificate issued by the state of organization of the Purchaser, dated within thirty (30) days of the Closing Date; and (iii) a qualification to do business certificate issued by the State of New York, dated within thirty (30) days of the Closing Date.

          (g)  The A & A Agreements.

          (h)  The Transfer Tax Returns;

          (i)   The  Termination, Assignment and  Recognition
     Agreement; and

          (j) All other documents the Purchaser is required to deliver pursuant to the provisions of this Agreement.
     10. Operation of the Property prior to the Closing Date.

     Between the date hereof and the Closing Date, the Seller shall have the right to continue to operate and maintain the Property; provided, however, Seller shall continue to operate and maintain the Property in the ordinary course of business and use commercially reasonably efforts to reasonably preserve for Purchaser the relationships of Seller and Seller's tenants, suppliers, managers, employees and others having on-going relationships with the Property.
10.1.  New Leases.

          Except as hereinafter provided in this Section 10.1, the Seller may modify, extend, renew, cancel or permit the expiration of any Lease or enter into any proposed Lease of all or any portion of the Property without the Purchaser's consent; provided, however, that such Lease is on Seller's standard form with such changes as Seller deems appropriate in the exercise of its reasonable discretion. After the execution and delivery of this Agreement, the Seller shall not modify, extend, renew or cancel (subject to Section 10.2) any Lease or enter into any proposed Lease of all or any portion of the Property without the Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for any such denial, within seven (7) days after receipt by the Purchaser of the Seller's notice, which notice shall set forth all the details of the transaction sufficient for Purchaser to make its decision, including, without limitation, (i) the terms, plus any options, (ii) the Rents and Additional Rents, (iii) the scope and cost of tenant improvements, (iv) brokerage commissions, (v) the space being let, and (vi) a detailed summary of all New Lease Expenses, requesting the Purchaser's consent to the proposed action relating to such existing or proposed Lease. If the Purchaser fails to reply to the Seller's request for consent in a notice given within such period or if the Purchaser expressly denies its consent but fails to provide the Seller with the reasons for such denial, the Purchaser's consent shall be deemed to have been granted.
10.1.1.  New Lease Expenses.

               If  after  the  date  of this  Agreement,  the
          Seller, pursuant to Section 10.1, enters into any Leases or any extension, renewal, expansion or modification of any Leases (where such extension, renewal, expansion or modification is not provided for in such Lease), or if tenant exercises any extension, renewal, expansion or modification of any Leases (each, a "New Lease"), the Seller shall keep accurate records of all expenses (collectively, "New Lease Expenses") incurred in connection with each New Lease, including, without limitation, the following: (i) brokerage commissions and fees relating to such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (iii) reimbursements to the tenant for the cost of any of the items described in the preceding clause (ii), (iv) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (v) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and (vi) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Property).
10.1.2.  Allocation of New Lease Expenses.

               The New Lease Expenses for each New Lease allocable to and payable by the Seller shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall have commenced to pay fixed rent ("Rent Commencement Date") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease, without provision for any optional extensions or renewals, and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and payable by the Purchaser by addition to the Purchase Price. At the Closing, the Purchaser shall reimburse the Seller for all New Lease Expenses theretofore paid by the Seller, if any, in excess of the portion of the New Lease Expenses allocated to the Seller pursuant to the provisions of the preceding sentence. For purposes of this
          Section 10.1.2, the Rent Commencement Date under a renewal, extension, expansion or modification of a Lease shall be deemed to be (i) in the case of a renewal or extension (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the first date during such renewal or extension period after the originally scheduled expiration of the term of such Lease on which the tenant under such Lease which is renewed, extended, expanded on or modified after the date hereof commences to pay fixed rent, (ii) in the case of an expansion (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the date on which the tenant under such Lease commences to pay fixed rent for the additional space, and (iii) in the case of a modification not also involving a renewal, extension or expansion of such Lease, the effective date of such modification agreement. The provisions of this Section 10.1.2 shall survive the Closing.

10.2.  Termination of Existing Leases.

          Notwithstanding anything to the contrary contained in this Agreement, the Seller reserves the right, but is not obligated, to institute summary proceedings against any tenant or terminate any Lease as a result of a default by the tenant thereunder prior to the Closing Date with the prior written consent of Purchaser, such consent not to be unreasonably withheld or delayed; provided, however, that such consent will not be required with respect to leases with Resource Mortgage and AAT Communications. The Seller makes no representations and assumes no responsibility with respect to (i) the continued occupancy of the Property or any part thereof by any tenant and (ii) the fulfillment by any tenant of its obligations under any Lease. The removal of a tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of the Purchaser, provided Seller has obtained Purchaser's prior written consent (as provided in the first sentence of this
     Section 10.2) for such summary proceedings or otherwise, and provided further that no such consent from Purchaser shall be required with respect to leases with Resource Mortgage and AAT Communications. Further, the Purchaser agrees that it shall not be grounds for the Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease pursuant to any economic or non-economic terms of its Lease on the Closing Date and the Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price. The terms of this Section 10.2 are not applicable to the Overlease, which Purchaser recognizes shall be terminated at Closing pursuant to the Termination, Assignment and Recognition Agreement.
10.3.  Contracts.

          Except as hereinafter provided in this Section 10.3, the Seller may cancel, modify, extend, renew or permit the expiration of Contracts or enter into any new Contract without the Purchaser's prior consent but only after giving Purchaser prior notice of such cancellation, modification, extension or renewal. Any new Contracts entered into between the date of this Agreement and the expiration of the Due Diligence Period will be terminable at or prior to the Closing without charge or penalty to Purchaser. After the expiration of the Due Diligence Period, the Seller shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder or if the Purchaser has given notice pursuant to Section 6(g) that a Contract is not to be assumed) any Contracts, or enter into any new Contract without the Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld or delayed, and if withheld, the Purchaser shall promptly give the Seller a notice stating the reasons therefor. If the Purchaser fails to reply within five (5) days to the Seller's request for consent in a notice given pursuant to this Section 10.3 or if the Purchaser expressly denies its consent but fails to provide the Seller with the reasons for such denial, the Purchaser's consent shall be deemed to have been granted.
10.4.  Operation and Maintenance of Property.

          The Seller covenants and agrees that between the date hereof and the Closing Date the Seller shall perform or observe the following:

               (a)  Seller shall not:
                    (i)   Enter  into any agreement requiring
               Seller to do work for any tenant after the Closing Date without first obtaining the prior written consent of Purchaser;
                    (ii)  Apply  any Security  Deposits  with
               respect  to  any  tenant in occupancy  on  the
               Closing Date;
                    (iii)      Remove  any Personal  Property
               located in or on the Property, except as may be required for repair and replacement. All replacements shall be free and clear of liens and encumbrances and shall be of quality at least equal to the replaced items and shall be deemed included in this sale, without cost or expense to Purchaser; or

                    (iv) Cause or permit the Property, or any
               interest  therein, to be alienated, mortgaged,
               licensed,    encumbered   or   otherwise    be
               transferred.

               (b) Up to and including the Closing Date, Seller agrees to maintain and keep such hazard, liability and casualty insurance policies in full force and effect in such amounts and covering such risks sufficiently to protect the Property and to protect, to a reasonable and prudent extent, the owner of the Property, in such amounts as are required so as not to be deemed a co-insurer, and for actual replacement cost, against any loss, damage, claim or liability.

               (c) Seller shall cancel, at its sole cost and expense, those Contracts which Purchaser elects not to assume.

               (d) Seller shall permit Purchaser and its authorized representatives to inspect the Books and Records of its operations at all reasonable times. All Books and Records not conveyed to Purchaser hereunder shall be maintained for Purchaser's inspection at Seller's address as set forth above.

               (e) Seller shall promptly notify the Purchaser of, and shall also promptly deliver to the Purchaser, a certified true and complete copy of any Notice the Seller may receive, on or before the Closing Date, from any Governmental Authority, concerning a violation of Applicable Environmental Laws or discharge of Hazardous Substances.

     10.4.1. Broker.

     The Purchaser and the Seller represent and warrant to each other that Insignia/ESG, Inc. (the "Broker") is the sole broker with whom they have dealt in connection with the Property and the transactions described herein. The Seller shall be liable for, and shall indemnify the Purchaser against, all brokerage commissions or other compensation due to the Broker arising out of the transaction contemplated in this Agreement, which compensation shall be paid subject and pursuant to a separate agreement between the Seller and the Broker. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, except (in the case of the Purchaser as indemnitor hereunder) the Broker, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. The obligations and representations and warranties contained in this Section 11 shall survive the termination of this Agreement and the Closing.

11.  Casualty; Condemnation.
11.1.  Damage or Destruction.

          If a "material" part (as hereinafter defined) of the Property is damaged or destroyed by fire or other casualty, the Seller shall notify the Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice. If (i) the Purchaser does not elect to terminate this Agreement as to the damaged Property, or
     (ii) there is damage to or destruction of an "immaterial" part ("immaterial" is herein deemed to be any damage or destruction which is not "material", as such term is hereinafter defined) of the Property, the Purchaser shall close title as provided in this Agreement and, at the Closing, the Seller shall, unless the Seller has repaired such damage or destruction prior to the Closing, (x) pay over to the Purchaser the proceeds of any insurance collected by the Seller plus any deductible less the amount of all costs incurred by the Seller in connection with the repair of such damage or destruction, and (y) assign and transfer to the Purchaser all right, title and interest of the Seller in and to any uncollected insurance proceeds which the Seller may be entitled to receive from such damage or destruction. A "material" part of the Property shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall exceed $500,000.
11.2.  Condemnation.

          If, prior to the Closing Date, all or any "significant" portion (as hereinafter defined) of the Property is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), the Seller shall promptly notify the Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice. If the Purchaser does not elect to terminate this Agreement, or if an "insignificant" portion ("insignificant" is herein deemed to be any taking which is not "significant", as such term is herein defined) of the Property is taken by eminent domain or condemnation, at the Closing the Seller shall assign and turnover, and the Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation. A "significant" portion of the Property means (i) any portion of the Buildings, (ii) any portion of the parking areas, or (iii) any legally required driveway on the Land.
11.3.  Termination.

          If the Purchaser effectively terminates this Agreement pursuant to Section 12.1 or 12.2, this Agreement shall be terminated and the rights of the parties shall be the same as if notice of termination were given pursuant to Section 14.1. The provisions of this Section 12 are intended to supercede and replace any inconsistent or conflicting provisions set forth in
     Section  5-1311 of the General Obligations  Law  of  the
     State of New York.
     12.  Conditions Precedent to Closing.

12.1.  Conditions Precedent to the Purchaser's Obligations to
Perform.

          The Purchaser's obligation under this Agreement to purchase the Property is subject to the fulfillment of each of the following conditions: (i) the representations and warranties of the Seller contained herein shall be materially true, accurate and correct as of the Closing Date; (ii) the Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Agreement; (iii) Seller, KLM and Sublandlord shall have executed and delivered the Termination, Assignment and Recognition Agreement and (iv) the Seller shall have delivered all the documents and other items required pursuant to Section 8, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing.
12.2.   Conditions Precedent to the Seller's Obligations to
Perform.

          The Seller's obligation under this Agreement to sell the Property to the Purchaser is subject to the fulfillment of each of the following conditions: (i) the representations and warranties of the Purchaser contained herein shall be materially true, accurate and correct as of the Closing Date; (ii) the Purchaser shall have delivered the funds required hereunder and all the documents to be executed by the Purchaser set forth in
     Section 9 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing; (iii) all consents and approvals of governmental authorities and parties to agreements to which the Purchaser is a party or by which the Purchaser's assets are bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to the Seller at or prior to the Closing; and (iv) KLM and Sublandlord shall have executed and delivered the Termination, Assignment and Recognition Agreement or Purchaser shall have waived the requirement that that Seller deliver the Termination, Assignment and Recognition Agreement at the Closing. Seller agrees to use commercially reasonable efforts to obtain the Termination, Assignment and Recognition Agreement.
12.3.    Remedies Upon Failure to Satisfy Conditions.

          In the event that any condition contained in Sections 13.1 or 13.2 is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to close title shall have as its sole remedy hereunder the right to elect to (i) waive such unsatisfied condition whereupon title shall close as provided in this Agreement or (ii) proceed as provided in Section 14 hereof.

13.  Remedies.
13.1.  Seller's Inability to Perform.

          If the Closing fails to occur by reason of the Seller's inability to perform its obligations under this Agreement which has not been waived pursuant to Section 13.3, then the Purchaser, as its sole remedy for such inability of the Seller, may terminate this Agreement by notice to the Seller. If the Purchaser elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder other than those obligations, rights and liabilities which by the terms of this Agreement expressly survive the termination of this Agreement (the "Surviving Obligations"), and except that the Purchaser shall be entitled to a return of the Deposit provided the Purchaser is not otherwise in default hereunder. Except as set forth in this Section 14.1, the Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of the Seller's inability to perform its obligations hereunder. Notwithstanding anything to the contrary herein, if the Seller's inability to perform its obligations under this Agreement is a result of any action of, or failure to act by, the Purchaser or any of the Purchaser's Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this Section 14.1 or elsewhere in this Agreement.
13.2.  Purchaser's Failure to Perform.

          In the event of a default hereunder by the Purchaser or if the Closing fails to occur by reason of the Purchaser's failure or refusal to perform its obligations hereunder, then the Seller may terminate this Agreement by notice to the Purchaser. If the Seller elects to terminate this Agreement, then this Agreement shall be terminated and the Seller may retain the Deposit as liquidated damages for all loss, damage and expenses suffered by the Seller, it being agreed that the Seller's damages are impossible to ascertain, and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations. Nothing contained herein shall limit or restrict the Seller's ability to pursue any rights or remedies it may have against the Purchaser with respect to the Surviving Obligations. Except as set forth in this Section 14.2 and the Surviving Obligations, the Seller hereby expressly waives, relinquishes and releases any other right or remedy available to them at law, in equity or otherwise by reason of the Purchaser's default hereunder or the
     Purchaser's   failure   or  refusal   to   perform   its
     obligations hereunder. Notwithstanding anything to the contrary herein, if the Purchaser's default or the Purchaser's failure or refusal to perform its obligations under this Agreement is a result of any action of, or failure to act by, the Seller or any of the Seller's Affiliates, the Seller shall not be relieved of its obligations under this Agreement and the Seller shall not be entitled to any right or remedy provided in this Section 14.2 or elsewhere in this Agreement.

13.3.  Seller's Failure to Perform.

          If the Closing fails to occur by reason of the Seller's failure or refusal to perform its obligations hereunder or due to the willful breach of any representation or warranty set forth herein which has not been waived by the Purchaser, then the Purchaser, as its sole remedy hereunder, may (i) terminate this Agreement by notice to the Seller or (ii) seek specific performance from the Seller. As a condition precedent to the Purchaser exercising any right it may have to bring an action for specific performance as the result of the Seller's failure or refusal to perform their obligations hereunder, the Purchaser must commence such an action within ninety (90) days after the occurrence of such default. The Purchaser agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence such an action. Notwithstanding anything to the contrary herein, if the Seller's failure or refusal to perform its obligations under this Agreement is a result of any action of, or failure to act by, the Purchaser or any of the Purchaser's Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this Section 14.3 or elsewhere in this Agreement. Notwithstanding the above provisions, in the event Seller voluntarily transfers or conveys the Property to a third-party purchaser during the pendency of this Agreement and prior to Closing, Purchaser may bring a claim against Seller for money damages, provided that such damages shall not, in any event exceed One Million Dollars ($1,000,000.00).

     14.  Escrow.

     The Escrow Agent shall hold the Downpayment and all interest accrued thereon, if any (collectively, the "Deposit") in escrow and shall dispose of the Deposit only in accordance with the provisions of that certain Escrow Agreement of even date herewith by and among the Escrow Agent, the Purchaser and the Seller relating to the Property (the "Escrow Agreement") in the form of Exhibit I hereto. Simultaneously with their execution and delivery of this Agreement, the Purchaser and the Seller shall furnish the Escrow Agent with their true Federal Taxpayer Identification Numbers so that the Escrow Agent may file appropriate income tax information returns with respect to any interest earned on or credited to the Deposit. The party entitled to the economic benefit of the Deposit shall be the party responsible for the payment of any tax due on the interest on the Downpayment.

     The provisions of the Escrow Agreement shall survive the termination of this Agreement and the Closing.
15.  Notices.

     All notices, elections, consents, approvals, demands, objections, requests or other communications which the Seller or the Purchaser may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and (i) delivered by hand to the addresses set forth below, or (ii) (a) sent by express mail or courier (for next business day delivery), or (b) sent by certified or registered mail, return receipt requested with proper postage prepaid, addressed as follows:

     If to the Seller:

     Taxter Park Associates
     c/o Dean Witter Realty Inc.
     Two World Trade Center
     64th Floor
     New York, NY 10048
     Attention:  Robert B. Austin

          with copies to:

     Vincent M. Sacchetti, Esq.
     Bingham Dana LLP
     150 Federal Street
     Boston, Massachusetts 02110

     If to the Purchaser:

     Mack-Cali Realty Acquisition Corporation
     11 Commerce Drive
     Cranford, NJ  07016
     Attention:               Roger W. Thomas, Esq.

          with a copy to:

      Mack-Cali Realty Acquisition Corporation
     11 Commerce Drive
     Cranford, NJ  07016
     Attention:     Mitchell Hersh

          with a copy to:

     Pryor Cashman Sherman & Flynn, LLP
     410 Park Avenue
     New York, NY  10022
     Attention:  Andrew S. Levine, Esq.


     The Seller or the Purchaser may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 16. A notice or other communication sent in compliance with the provisions of this Section 16 shall be deemed given and received (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above (or to such other address as such party has designated as provided above), (ii) if sent by express mail or overnight courier, on the date it is delivered to the other party, or (iii) if sent by registered or certified mail, on the third business day following the day such mailing is made.
16.  Property Information and Confidentiality.

     The Purchaser agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of the Seller, be disclosed by the Purchaser or the Purchaser's Representatives, in any manner whatsoever, in whole or in part, and will not be used by the Purchaser or the Purchaser's Representatives, directly or indirectly, for any purpose other than evaluating the Property. Moreover, the Purchaser agrees that, prior to the Closing, the Property Information will be transmitted only to the Purchaser's Representatives who need to know the Property Information for the purpose of evaluating the Property, and who are informed by the Purchaser of the confidential nature of the Property Information. Purchaser shall be liable for any breach of either or both of this Section 17 or Section 6.3 by Purchaser or Purchaser's Representatives. The provisions of this
Section 17 shall in no event apply to Property Information which is a matter of public record and shall not prevent the Purchaser from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.
16.1.  Press Releases.

          The Purchaser and Seller, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.
16.2.  Return of Property Information.

          In the event this Agreement is terminated, the Purchaser shall promptly deliver to the Seller a letter signed by Purchaser certifying that all commercially reasonable efforts have been made by Purchaser in connection with the return to Seller of all originals and copies of the Property Information delivered to or made by Purchaser or Purchaser's Representatives, together with all originals and copies of the Property Information then in the possession of Purchaser after having made such commercially reasonable efforts. Notwithstanding anything contained herein to the contrary, in no event shall the Purchaser be entitled to receive a return of the Downpayment or the accrued interest thereon, if any, if and when otherwise entitled thereto pursuant to this Agreement until such time as the Purchaser shall have performed the obligations contained in the preceding sentence.
16.3.  Property Information Defined.

          As used in this Agreement, the term "Property Information" shall mean (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof (including, without limitation, Leases, Contracts and Licenses and Environmental Documents) furnished by the Seller or any of the Seller's Affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, to, or otherwise made available for review by, the Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers (including, without limitation, environmental engineers) and financial advisors (collectively, the "Purchaser's Representatives"), and
     (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by the Purchaser or the Purchaser's Representatives containing or based, in whole or in part, on the information  or  documents described  in  the  preceding
     clause (i), or the Investigations, or otherwise reflecting their review or investigation of the Property.
16.4.  Remedies.

          In addition to any other remedies available to the Seller, the Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the Purchaser or the Purchaser's Representatives in order to enforce the provisions of this Section 17 and 6.3. Purchaser shall have the right to seek equitable relief, in the form of injunctive relief, in order to enforce the provisions of Section 17.1.

     The provisions of this Section 17 shall survive the termination of this Agreement and the Closing.
     17.  Access to Records.

     For a period of seven (7) years subsequent to the Closing Date at no cost and expense to Purchaser, the Seller, the Seller's Affiliates and their employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to the Purchaser by the Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to the Purchaser, and shall have the right, at their sole cost and expense, to make copies of such documents, books and records.
     18.  Assignments.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by the Purchaser except to an affiliate of Purchaser (any such entity, a "Permitted Assignee"). Any other assignment or attempted assignment by Purchaser shall constitute a default by Purchaser hereunder and shall be deemed null and void and of no force and effect. No assignment of this Agreement shall relieve Purchaser from its obligations under this Agreement. For purposes of this Section 19, "affiliate" shall mean any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified person or entity. As used in this definition, "control", "controlled by" and "under common control with" shall mean the power, directly or indirectly, to direct or cause the direction of management or policies of such person (whether through ownership of securities or other partnership or ownership interests, by contract or otherwise); provided, however, that in any event, any person which owns directly, indirectly or beneficially fifty-one percent (51%) or more of the securities having voting power for the election of directors or other governing body of a corporation or fifty-one percent (51%) or more of the general partnership interests or fifty-one percent (51%) or more of the managing membership interests or other ownership interests of any other person will be deemed to control such person.
     19.  Entire Agreement, Amendments.
     All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the Seller or the party drafting this Agreement. This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.
     20.  Merger.

     Except as otherwise expressly provided herein, the Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of the Seller hereunder and all of the Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.
     21.  Limited Recourse.

     The Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of the Seller, including, without limitation, Dean Witter Realty Inc. and the parent and affiliates of Dean Witter Realty Inc. (collectively, the "Seller's Affiliates"), arising out of or in connection with this

Agreement  or  the  transactions  contemplated  hereby.   The
Purchaser agrees to look solely to the Seller and the Seller's assets directly attributable to the Buildings for the satisfaction of the Seller's liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements of the Seller contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of the Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The total liability of the Seller hereunder shall in no event exceed an amount equal to One Million and 00/100 Dollars ($1,000,000.00). Seller agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of the Purchaser (collectively, the "Purchaser's Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. The Seller agrees to look solely to the Purchaser and the Purchaser's assets for the satisfaction of the Purchaser's liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements of the Purchaser contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of the Purchaser's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby.
     22.  Miscellaneous.
     Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default. Each of the Exhibits and Schedules referred to herein and attached hereto is incorporated herein by this reference. The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained. If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of laws.
     23.  Time of the Essence.

Time is of the essence with respect to this Agreement, including but not limited to the occurrence of the Closing as of the originally scheduled date.
24.  IRS Form 1099-S Designation.

     In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (i) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Exhibit K at or prior to the Closing to designate the Title Company as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (ii) to provide the Title Company with the information necessary to complete Form

1099-S; (iii) that the Title Company shall not be liable  for
the   actions  taken  under  this  Section  25,  or  for  the
consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Title Company; and (iv) that the Title Company shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken under this Section 25, except as they may be the result of gross negligence or
willful  misconduct  on the part of the Title  Company.   The
Title Company shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S. 25. Attorney's Fees.

     In any event that at any time Seller or Purchaser shall institute any action or proceeding against the other relating to this Agreement or any default hereunder, then and in that event the prevailing party in such action or proceeding shall be entitled to recover from the other party its reasonable attorneys' fees which shall be deemed to have accrued on the commencement of such action or proceeding and shall be payable whether or not such action is prosecuted to judgment. The provisions of this Section 26 shall survive Closing.
26.  Counterparts.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.
27.  Tax Free Exchange.

     Purchaser may consummate the purchase of the Property as part of a so called like kind exchange (the "Exchange") pursuant to 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Purchaser's obligations under this Agreement; (ii) Purchaser shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary;
(iii) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iv) Purchaser shall pay any additional costs that would not otherwise have been incurred by Purchaser or Seller had Purchaser not consummated its purchase through the Exchange. Seller shall not by this agreement or acquiescence to the Exchange (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to Purchaser that the Exchange in fact complies with 1031 of the Code.
28.  Termination of Overlease and Assignment of KLM Lease.
At Closing, Seller, KLM, Sublandlord and Purchaser shall execute a Termination, Assignment and

Recognition Agreement pursuant to which (i) Sublandlord and Seller shall agree to terminate the Overlease; (ii) Sublandlord shall assign without warranty or representation all of its interest in under the KLM Lease to Seller; and
(iii)  KLM,  Seller, Sublandlord and Purchaser recognize  and agree (a) that after termination of the Overlease, the KLM Lease shall be a direct lease by and between Seller and KLM; and (b) after execution and delivery of the A&A Agreements at Closing, the KLM Lease shall be a direct lease between Purchaser and KLM.
29.  Further Assurances/Partnership.
On or prior to the Date of Closing, each party to this Agreement shall, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as the other party may reasonably request in order to effectuate the Closing contemplated by this Agreement. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between Seller and Purchaser.

     IN   WITNESS  WHEREOF,  this  Agreement  has  been  duly
executed  by the parties hereto as of the day and year  first above written.
                              SELLER:
                              TAXTER PARK ASSOCIATES
                              By:  Dean Witter Realty Income
                                   Partnership II, L.P.,
                                   general partner
                                    By:   Dean Witter  Realty
Income Properties II, Inc.
                                           managing   general
partner
                                         By:       /s/ Robert
B. Austin
                                          Name:   Robert   B.
Austin
                                        Title:     Vice
President

                              By:  Dean Witter Realty Income
Partnership III, L.P.,
                                   general partner

                                   By:  Dean Witter Realty
Income Properties III, Inc.
                                        managing general
partner

                                         By:       /s/ Robert
B. Austin
                                          Name:   Robert   B.
Austin
                                        Title:     Vice
President


                                   By:  Dean Witter Realty
Income Partnership IV,
L.P.
                                        general partner
                                   By:  Dean Witter Realty
Fourth Income Properties,
Inc.
                                   managing general partner
                                         By:       /s/ Robert
B. Austin
                                          Name:   Robert   B.
Austin
                                        Title:     Vice
President



                              PURCHASER:

                              MACK-CALI REALTY
                              ACQUISITION CORPORATION


                              By: /s/ Roger W. Thomas
                              Name: Roger W. Thomas
Title: Executive Vice President & General Counsel

                     FIRST AMENDMENT TO
                  PURCHASE AND SALE AGREEMENT
     This First Amendment to Purchase and Sale Agreement (this "Amendment") is entered into as of May 3, 2000 by and between Taxter Park Associates ("Seller"), DW Taxter Special Corp. ("Sublandlord") and Mack-Cali Realty Acquisition Corporation ("Purchaser").
                           RECITALS

     A. Purchaser, Sublandlord and Seller entered into a Purchase and Sale Agreement dated as of April 4, 2000 (the "Agreement"), with respect to certain property known and numbered as 555 and 565 Taxter Road, Elmsford, New York and more particularly described in the Agreement (the "Property").

     B.    The  Agreement  currently provides  that  the  Due
Diligence Period expires May 4, 2000.

     C. Purchaser and Seller wish to amend the Agreement to extend the Due Diligence Period to May 11, 2000.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Sublandlord and Seller hereby agree to amend the Agreement as follows:

     1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

     2.    Due  Diligence  Period.   The  first  sentence  in
Section 4 of the Agreement shall be deleted in its entirety and the following sentence shall be inserted in place thereof:

     "Notwithstanding anything to the contrary contained herein, the Purchaser shall have a thirty-seven (37) day period, commencing on April 4, 2000 and expiring on May 11, 2000 (the "Due Diligence Period") to examine title to the Property, to inspect the physical and financial condition of the Property and to review the Property Information (including, without limitation, environmental reports)."

     The parties acknowledge and agree that, notwithstanding anything to the contrary contained in the Agreement, Purchaser shall have the right to deliver a Purchaser's Termination Notice on or prior to 5:00 p.m. E.S.T. on May 11, 2000 pursuant to Section 4.2 of the Agreement. After 5:00 p.m. E.S.T. on May 11, 2000, Purchaser shall have no further right to deliver a Purchaser's Termination Notice pursuant to the provisions of Section 4.2 of the Agreement.

     3. Ratification. Purchaser, Sublandlord and Seller each hereby ratify and confirm that all of the terms and conditions of the Agreement, as modified by this Amendment, remain in full force and effect and constitute the valid and binding obligation of each party.
     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which is an original, but all of which shall constitute one and the same instrument.



      [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Amendment has been fully executed by the parties hereto as an instrument under seal as of the date first above written.


                              SELLER:
                              TAXTER PARK ASSOCIATES
                              By:  Dean Witter Realty Income
                                   Partnership II, L.P.,
                                   general partner
                                    By:   Dean Witter  Realty
Income Properties II, Inc.,
                                           managing   general
partner
                                          By:/s/  Robert   B.
Austin
                                          Name:   Robert   B.
Austin
                                        Title: Vice
President

                              By:  Dean Witter Realty Income
Partnership III, L.P.,
                                   general partner

                                   By:  Dean Witter Realty
Income Properties III, Inc.,
                                        managing general
partner

                                          By:/s/  Robert   B.
Austin
                                          Name:   Robert   B.
Austin
                                             Title:      Vice
President
                              By:  Dean Witter Realty
Income Partnership IV, L.P.
                                   general partner

                                   By:  Dean Witter Realty
Fourth Income
Properties, Inc.,
                                        managing general
partner

                                          By:/s/  Robert   B.
Austin
                                          Name:   Robert   B.
Austin
                                        Title: Vice
President

                              SUBLANDLORD:

                              DW TAXTER SPECIAL CORP.

                              By:/s/ Robert B. Austin
                              Name: Robert B. Austin
                              Title: President


                              PURCHASER:

                              MACK-CALI REALTY
                              ACQUISITION CORPORATION


                              By:/s/ Timothy M. Jones
                              Name:Timothy M. Jones
                              Title:President

                     SECOND AMENDMENT TO
                  PURCHASE AND SALE AGREEMENT

     This Second Amendment to Purchase and Sale Agreement (this "Amendment") is entered into as of May 11, 2000 by and between Taxter Park Associates ("Seller"), DW Taxter Special Corp. ("Sublandlord") and Mack-Cali Realty Acquisition Corporation ("Purchaser").
                           RECITALS

     A. Purchaser, Sublandlord and Seller entered into a Purchase and Sale Agreement dated as of April 4, 2000, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of May 3, 2000 (as amended, the "Agreement"), with respect to certain property known and numbered as 555 and 565 Taxter Road, Elmsford, New York and more particularly described in the Agreement (the "Property").
     B. The Agreement currently provides that the Due Diligence Period expires May 11, 2000.

     C. Purchaser and Seller wish to amend the Agreement to (i) extend the Due Diligence Period to May 17, 2000 and
(ii) provide that the Closing Date shall be May 22, 2000.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Sublandlord and Seller hereby agree to amend the Agreement as follows:

     1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

     2.    Due  Diligence  Period.   The  first  sentence  in
Section 4 of the Agreement shall be deleted in its entirety and the following sentence shall be inserted in place thereof:

     "Notwithstanding anything to the contrary contained herein, the Purchaser shall have a forty-three (43) day period, commencing on April 4, 2000 and expiring on May 17, 2000 (the "Due Diligence Period") to examine title to the Property, to inspect the physical and financial condition of the Property and to review the Property Information (including, without limitation, environmental reports)."

     The parties acknowledge and agree that, notwithstanding anything to the contrary contained in the Agreement, Purchaser shall have the right to deliver a Purchaser's Termination Notice on or prior to 5:00 p.m. E.S.T. on May 17, 2000 pursuant to Section 4.2 of the Agreement. After 5:00 p.m. E.S.T. on May 17, 2000, Purchaser shall have no further right to deliver a Purchaser's Termination Notice pursuant to the provisions of Section 4.2 of the Agreement.

     3. Closing Date. Section 1.2 of the Agreement shall be deleted in its entirety and the following amended Section
1.2 shall be inserted in place thereof:

          "1.2.     Closing Date.  The delivery of  the
     Deed  and  the  consummation of  the  transactions
     contemplated  by  this Agreement  (the  "Closing")
     shall  take  place at the offices of Bingham  Dana
     LLP,  399  Park Avenue, New York, New York  10022
     4689,  at 10:00 a.m. on May 22, 2000 (the "Closing
     Date").    Provided,  however  that   Seller   and
     Purchaser  agree that they may mutually  agree  to
     conduct  the  Closing  on any mutually  acceptable
     date after May 17, 2000 (provided the Clerk of the
     County  of  Westchester, Division of Land  Records
     (the  "Recorder's Office") of Westchester  County,
     New  York is open for business), but in any  event
     prior  to  May  22,  2000.   Notwithstanding   the
     foregoing sentence, Purchaser shall have  one  (1)
     option  to  extend the Closing Date for three  (3)
     days,   provided  Purchaser  delivers  to   Seller
     written notice of its intent to exercise such option no later than May 17, 2000."

     4.    Ratification.  Purchaser, Sublandlord
and Seller each hereby ratify and confirm that all of the terms and conditions of the Agreement, as modified by this Amendment, remain in full force and effect and constitute the valid and binding obligation of each party.
     5.    Counterparts.  This Amendment may be
executed in one or more counterparts, each of which is an original, but all of which shall constitute one and the same instrument.



      [THE REMAINDER OF THIS PAGE IS
                           INTENTIONALLY LEFT
                           BLANK]

     IN WITNESS WHEREOF, this Amendment has been fully executed by the parties hereto as an instrument under seal as of the date first above written.


                              SELLER:
                              TAXTER PARK
ASSOCIATES
                              By:  Dean Witter
                                   Realty Income
                                   Partnership
                                   II, L.P.,
                                   general
                                   partner
                                    By:   Dean
Witter Realty Income Properties II, Inc.,

managing   general partner
                                          By:/s/
Robert  B. Austin
                                          Name:
Robert   B. Austin

Title:     Vice President
                              By:  Dean Witter
Realty Income Partnership III, L.P.,
                                   general
partner

                                   By:  Dean
Witter Realty Income Properties III, Inc.,
                                        managing
general partner

                                          By:/s/
Robert  B. Austin
                                          Name:
Robert   B. Austin
                                        Title:
Vice President


                              By:  Dean Witter
Realty
Income Partnership IV, L.P.
                                   general
partner

                                   By:  Dean
Witter Realty Fourth Income
Properties, Inc.,
                                        managing
general partner
                                          By:/s/
Robert  B. Austin
                                          Name:
Robert   B. Austin
                                        Title:
Vice President

                              SUBLANDLORD:

                              DW TAXTER SPECIAL
CORP.

                              By:/s/ Robert B.
Austin
                              Name: Robert B.
                              Austin Title:
                              President


                              PURCHASER:

                              MACK-CALI REALTY
                              ACQUISITION
                              CORPORATION

                              By:/s/ Roger W.
                              Thomas Name: Roger
                              W. Thomas
Title:    Executive    Vice
President                     &
General
Counsel

                     THIRD AMENDMENT TO
           PURCHASE AND SALE AGREEMENT

     This  Third  Amendment to Purchase and
Sale  Agreement (this "Amendment") is entered
into as of May 17, 2000 by and between Taxter
Park Associates ("Seller"), DW Taxter Special
Corp.   ("Sublandlord")  and  Mack-Cali  Realty
Acquisition Corporation ("Purchaser").
                    RECITALS

     A.    Purchaser, Sublandlord and Seller
entered into a Purchase and Sale Agreement dated as of April 4, 2000, as amended by that certain First Amendment to Purchase and Sale
Agreement dated as of May 3, 2000, and as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of May
11, 2000 (as amended, the "Agreement"), with respect to certain property known and numbered as 555 and 565 Taxter Road, Elmsford, New
York and more particularly described in the Agreement (the "Property").

     B.    The  Agreement currently provides
that  the  Due Diligence Period expires May 17,
2000.

     C.    Purchaser and Seller wish to amend
the  Agreement to  (i) extend the Due Diligence
Period to 12:00 noon on May 19, 2000, and (ii) provide that the Closing Date shall be May 25, 2000.

     NOW THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser,
Sublandlord and Seller hereby agree to amend the Agreement as follows:

     1.    Defined Terms.  All capitalized terms
used herein
and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

     2.    Due  Diligence  Period.  The  first
sentence  in
Section 4 of the Agreement shall be deleted in its entirety and the following sentence shall be inserted in place thereof:

     "Notwithstanding  anything to  the
contrary contained herein, the Purchaser shall have a forty-five (45) day period, commencing on April 4, 2000 and expiring on 12:00 noon on May 19, 2000 (the "Due Diligence
Period") to examine title to the Property, to inspect the physical and financial condition of the Property and to review the Property
Information (including, without limitation, environmental reports)."

     The parties acknowledge and agree that,
notwithstanding anything      to  the  contrary
contained  in  the  Agreement,
Purchaser shall have the right to
     deliver a Purchaser's Termination Notice on or prior to 12:00 (noon) E.S.T. on May 19, 2000 pursuant to Section 4.2 of the Agreement.
After 12:00 (noon) E.S.T.  on  May  19, 2000,
Purchaser shall have no further right to deliver a Purchaser's Termination Notice pursuant to the provisions of Section 4.2 of the Agreement.

     3.    Closing Date.  Section 1.2 of the
Agreement shall
be deleted in its entirety and the following amended Section 1.2 shall be inserted in place thereof:

          "1.2.     Closing Date.  The delivery
of  the
     Deed  and  the  consummation of  the
     transactions contemplated  by  this
     Agreement  (the  "Closing") shall  take
     place at the offices of Bingham  Dana LLP,
     399  Park Avenue, New York, New York  10022
     4689,  at 10:00 a.m. on May 25, 2000 (the
     "Closing Date").    Provided,  however
     that   Seller   and Purchaser  agree that
     they may mutually agree to conduct the Closing on any mutually acceptable date after May 19, 2000 (provided the Clerk of the County of Westchester, Division of Land Records (the "Recorder's Office") of
     Westchester County, New York is open for business), but in any event prior to May
     25, 2000.

     4.   Notices.  Section 16 of the Agreement
shall hereby
be amended by inserting the following language at the end of Section 16:

          "Notwithstanding   the   above
     provisions, Seller,  Sublandlord  and
     Purchaser  hereby  agree
     that  solely  with respect to the
     transmission  of Purchaser's Termination
     Notice pursuant to Section 4.2  of this
     Agreement, Purchaser may deliver such
     Purchaser's Termination Notice to Seller
     (with  a copy  to  Vincent M. Sacchetti,
     Esq.) by facsimile on or before 12:00 noon, May 19, 2000 (to be followed with original documents sent via federal express, to be received on the next business day) to the following numbers:

               Taxter Park Associates Attention:
               Robert B. Austin
               Phone Number:  212-392-6888
               Facsimile Number:   212-392-3123
                 with a copy to:
                Bingham Dana LLP
               Attention:     Vincent M. Sacchetti, Esq.
               Phone Number:  617-951-8563
               Facsimile Number:   617-951-8736"

     5.    Ratification.  Purchaser, Sublandlord
and Seller each hereby ratify and confirm that all of the terms and conditions of the Agreement, as modified by this Amendment, remain in full force and effect and constitute the valid and binding obligation of each party.

     6.    Counterparts.  This Amendment may be
executed in one or more counterparts, each of which is an original, but all of which shall constitute one and the same instrument.



      [THE REMAINDER OF THIS PAGE IS
                           INTENTIONALLY LEFT
                           BLANK]

     IN WITNESS WHEREOF, this Amendment has been fully executed by the parties hereto as an instrument under seal as of the date first above written.


                              SELLER:

                              TAXTER PARK
ASSOCIATES

                              By:  Dean Witter
                                   Realty Income
                                   Partnership
                                   II, L.P.,
                                   general
                                   partner

                                    By:   Dean
Witter Realty Income Properties II, Inc.,

managing   general partner
                                          By:/s/
Robert  B. Austin
                                          Name:
Robert   B. Austin

Title:     Vice President
                              By:  Dean Witter
Realty Income Partnership III, L.P.,
                                   general
partner

                                   By:  Dean
Witter Realty Income Properties III, Inc.,
                                        managing
general partner

                                          By:/s/
Robert  B.
Austin
                                          Name:
Robert   B. Austin

Title:     Vice President
                              By:  Dean Witter
Realty
Income Partnership IV, L.P.
                                   general
partner

                                   By:  Dean
Witter Realty Fourth Income
Properties, Inc.,
                                        managing
general partner


                                          By:/s/
Robert  B. Austin
                                          Name:
Robert   B. Austin
                                        Title:
Vice President

SUBLANDLORD:

                              DW TAXTER SPECIAL
CORP.

                              By:/s/ Robert B.
Austin
                              Name: Robert B. Austin
                              Title: President


                              PURCHASER:

                              MACK-CALI REALTY
                              ACQUISITION CORPORATION

                              By:/s/ Robert B. Austin
                              Name: Robert B. Austin
Title: Vice President

                     FOURTH AMENDMENT TO
           PURCHASE AND SALE AGREEMENT

     This  Fourth  Amendment to Purchase and
Sale  Agreement (this "Amendment") is entered
into as of May 18, 2000 by and between Taxter
Park Associates ("Seller"), DW Taxter Special
Corp.   ("Sublandlord")  and  Mack-Cali  Taxter
Associates L.L.C., as successor by assignment from Mack-Cali Realty Acquisition Corporation
("Purchaser").
                    RECITALS

     A.    Purchaser, Sublandlord and Seller
entered into  a Purchase  and Sale Agreement
dated as of April 4,  2000,  as amended  by  the
First  Amendment  to  Purchase  and   Sale
Agreement,  dated as of May 3, 2000, as further
amended  by the  Second Amendment to Purchase
and Sale Agreement,  dated
as  of  May  11,  2000,  as further  amended  by
the  Third Amendment  to Purchase and Sale
Agreement, dated as  of  May 17,  2000,and as
further affected by that certain Assignment of
Purchase and Sale Agreement dated as of May 17,
2000 (as amended  and  assigned, the
"Agreement"),  with  respect  to certain
property known and numbered as 555 and  565
Taxter Road, Elmsford, New York and more
particularly described  in the Agreement (the
"Property").
     B.   The Agreement currently provides that
the Purchase Price    is   Forty-Three   Million
and   00/100   Dollars ($43,000,000).
     C.    Purchaser and Seller wish to amend
the  Agreement to  reduce  the  Purchase Price
to Forty-Two  Million  Seven Hundred Twenty-Five
and 00/100 Dollars ($42,725,000).
     NOW THEREFORE, for good and valuable
consideration, the receipt  and  sufficiency of
which are hereby  acknowledged, Purchaser and
Seller hereby agree to amend the Agreement  as
follows:
     1.    Defined Terms.  All capitalized terms
used herein and not otherwise defined shall have
the meaning ascribed to such terms in the
Agreement.
     2.   Purchase Price.  The parties acknowledge and agree that
Section 2 of the Agreement is hereby amended by deleting the dollar figure of "Forty-Three Million and No/100 Dollars ($43,000,000)" and inserting in place thereof "Forty-Two
Million   Seven  Hundred  Twenty-Five  and  00/100   Dollars
($42,725,000)."
     3. Release. Purchaser hereby unconditionally releases Seller from any and all obligations solely in connection
with   certain  tenant  improvement  obligations
for   the following tenants at the Property:
(i) Nextel of New  York, Inc., and (ii)
Fieldworks.

     4.    Ratification.  Purchaser and Seller
each hereby ratify and confirm that all of the terms and conditions of the Agreement, as modified by this Amendment, remain in full force and effect and constitute the valid and binding obligation of such party.

     5.    Counterparts.  This Amendment may be
executed in one or more counterparts, each of which is an original, but all of which shall constitute one and the same instrument.

   [THE REMAINDER OF THIS PAGE HAS BEEN
                           INTENTIONALLY LEFT
                           BLANK]

     IN WITNESS WHEREOF, this Amendment has been fully executed by the parties hereto as an instrument under seal as of the date first above written.


                              SELLER:
                              TAXTER PARK
ASSOCIATES
                              By:  Dean Witter
Realty Income
                                   Partnership
                                   II, L.P.,
                                   general
                                   partner
                                    By:   Dean
Witter Realty Income Properties II, Inc.,

managing   general partner
                                          By:/s/
Robert  B. Austin
                                          Name:
Robert   B. Austin

Title:     Vice President
                              By:  Dean Witter
Realty Income Partnership III, L.P.,
                                   general
partner

                                   By:  Dean
Witter Realty Income Properties III, Inc.,
                                        managing
general partner

                                          By:/s/
Robert  B. Austin
                                          Name:
Robert   B. Austin
                                        Title:
Vice President

                              By:  Dean Witter
Realty
Income Partnership IV, L.P.
                                   general
partner

                                   By:  Dean
Witter Realty Fourth Income
Properties, Inc.,
                                        managing
general partner

                                          By:/s/
Robert  B. Austin
                                          Name:
Robert   B. Austin
                                        Title:
Vice President

                              SUBLANDLORD:

                              DW TAXTER SPECIAL
CORP.


                              By:/s/ Robert B.
Austin
                              Name: Robert B.
Austin
                              Title:  President


                              PURCHASER:

                               MACK-CALI  TAXTER
ASSOCIATES L.L.C.

                               By:   Grove
Street Associates of
Jersey   City
Limited
Partnership, its member

                                    By:   Mack-
Cali Sub  IV, Inc.,
its                       general
partner

                                          By:/s/
Roger W.
Thomas
                                          Name:
Roger W.
Thomas
                                        Title:
Executive Vice
President & General
Counsel

     TERMINATION, ASSIGNMENT AND RECOGNITION
                    AGREEMENT

     This  TERMINATION, ASSIGNMENT AND
RECOGNITION AGREEMENT (this "Agreement") is dated as of May ___, 2000, between Taxter
Park  Associates,  a New  York  general
partnership ("Taxter"),  DW Taxter Special
Corp., a Delaware Corporation ("DWTSC"), KLM
Royal Dutch Airlines, a corporation organized under the laws of the Netherlands ("KLM"), and Mack-Cali Realty Acquisition Corporation, a Delaware corporation, or its permitted successors and assigns ("Mack-Cali").

     WHEREAS, Taxter and Mack-Cali have entered into that certain Purchase and Sale Agreement, dated as of April 4, 2000 (the "Purchase and Sale Agreement") for the real property known and numbered as 555 and 565 Taxter
Road, Elmsford, New York (the "Property"); and

     WHEREAS,  Taxter,  as  successor in
interest  to  Dean Witter  Realty,  Inc., is a
party to that certain  Agreement Granting
Lease,  dated  as  of  October  23,   1987
(the "Overlease") among Taxter, KLM, and URBCO,
Inc., pursuant to which KLM was granted a leasehold interest in a portion of the Property (the "Leased Premises") more particularly described in the Overlease; and

     WHEREAS, Taxter and KLM entered into (i) that certain Lease Agreement dated February
5, 1999 (the  "KLM  Lease") pursuant to which
KLM agreed to lease from Taxter and Taxter agreed to lease to KLM a certain portion of the Leased Premises located at the Property as more particularly described in the KLM
Lease, and (ii) that certain  Purchase and  Sale
Agreement, dated February 5, 1999, pursuant to which Taxter agreed to assume from KLM and KLM agreed to assign to Taxter the leasehold interest in certain property within the premises commonly known as 565 Taxter Road, Elmsford, New York, located in Taxter corporate park; and

     WHEREAS,   Taxter and DWTSC entered into
that certain Assignment and Option Agreement dated February 8, 1999, (the "Assignment and
Option Agreement"), pursuant to which Taxter assigned and DWTSC assumed all of Taxter's rights and obligations under the KLM Lease; and

     WHEREAS,  DWTSC acquired the tenant's
interest in the Overlease from KLM pursuant to the Assignment and Option Agreement and a certain Assignment and Assumption of Lease dated as of February 8, 1999; and

     WHEREAS, in connection with the sale of the Property to the Mack-Cali, Taxter and DWTSC wish to terminate the Overlease; and
     WHEREAS, in connection with the sale of the Property to Mack-Cali, Taxter wishes to acquire from DWTSC and DWTSC wishes to convey to Taxter its interest under the KLM Lease; and

     WHEREAS, subsequent to the assignment of
the KLM  Lease and the termination of the
Overlease, Taxter and KLM wish to acknowledge
and agree that the KLM Lease shall be  a  direct
lease by and between Taxter and KLM; and
     WHEREAS,  subsequent to the execution and
delivery  of the  A  & A Agreements (as defined
in the Purchase and  Sale Agreement),  pursuant
to  which  the  KLM  Lease  shall  be assigned
to and shall be assumed by Mack-Cali,  at
Closing (as  defined in the Purchase and Sale
Agreement) Taxter, KLM and  Mack-Cali wish to
acknowledge and agree  that  the  KLM Lease
shall be a direct lease by and between Mack-
Cali,  as landlord, and KLM, as tenant;
     NOW,   THEREFORE,  in  consideration  of
ten ($10.00) dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, KLM, Mack-
Cali, Taxter and DWTSC hereby agree as follows:
     1.   Assignment of the KLM Lease.  DWTSC
hereby assigns
          without warranty or representation all of its interest in under the KLM Lease to Taxter.

     2. Indemnification. DWTSC hereby indemnifies and agrees to hold harmless Taxter from and against any and all claims, liabilities, losses, damages, causes of action, costs and expenses (including without limitation, court costs through all appeals and reasonable attorneys' fees and disbursements) based upon or allegedly based upon the obligations of DWTSC under the KLM Lease arising or accruing prior to the date hereof.

     3. Termination of the Overlease. Effective as of the date first above written, the Overlease is hereby terminated and of no further force or effect. DWTSC hereby surrenders any and all interest of DWTSC in the Leased Premises to Taxter.

     4.   Attornment.         (a)  Upon execution of this
          Agreement by Taxter, DWTSC, KLM and Mack-Cali, and as a result of the termination of the Overlease each party acknowledges and agrees that the KLM Lease shall be a direct lease by and between Taxter and KLM.

                         (b)    Upon  execution and delivery
          of the A&A Agreements at Closing by Taxter and Mack-Cali, the KLM Lease shall be assigned to Mack-
          Cali  and  thereafter  shall  be  a
          direct  lease between Mack-Cali and
          KLM.

     5.   Counterparts.  This Agreement may be
executed in
          one or more counterparts, each of
          which is an original, but all of which
          shall constitute one and the same
          instrument.


  [THE REMAINDER OF THIS PAGE IS INTENTIONALLY
                      LEFT
          BLANK]

     IN WITNESS WHEREOF, the parties do hereby execute and deliver this Agreement as of the date and year first above written.


                         TAXTER PARK ASSOCIATES
                         By:  Dean Witter Realty
                              Income Partnership
                              II, L.P.,
                              general partner
                              By:  Dean Witter
                                   Realty Income
                                   Properties
                                   II, Inc.
                                   managing
                                   general
                                   partner
                                   By:/s/ Robert
                                   B. Austin
                                   Name: Robert
                                   B. Austin
                                   Title: Vice
                                   President
                         By:  Dean Witter Realty
                              Income Partnership
                              III, L.P.,
                              general partner

                              By:  Dean Witter
                                   Realty Income
                                   Properties
                                   III, Inc.
                                   managing
                                   general
                                   partner

                                   By:/s/ Robert
                                   B. Austin
                                   Name: Robert
                                   B. Austin
                                   Title: Vice
                                   President

                         By:  Dean Witter Realty
                              Income Partnership
                              IV, L.P.
                              general partner

                              By:  Dean Witter
                                   Realty Fourth
                                   Income
                                   Properties,
                                   Inc. managing
                                   general
                                   partner

                                   By:/s/ Robert
                                   B. Austin
                                   Name: Robert
                                   B. Austin
                                   Title: Vice
                                   President

                         MACK-CALI REALTY
                         ACQUISITION
CORPORATION:


                         By: /s/ Roger W. Thomas
                         Name: Roger W. thomas
                         Title: Executive Vice President &
General Counsel


                         DW TAXTER SPECIAL CORP.

                         By:/s/ Robert B. Austin
                         Name: Robert B. Austin
                         Title: President


                         KLM ROYAL DUTCH AIRLINES

                         By: /s/ Jan Willem A. Smeulers
                         Name: Jan Willem A. Smeulers
                         Title: Vice President, Executive
Officer
                                 North America

                    TERMINATION AGREEMENT

     This  TERMINATION AGREEMENT (this
"Agreement") is dated as  of May ___, 2000,
between Taxter Park Associates, a  New York
general partnership having an office c/o  Dean
Witter Realty  Inc.,  Two World Trade Center,
New York,  New  York, 64th  floor  10048
("Taxter"), DW Taxter Special  Corp.,  a
Delaware corporation having an office c/o Dean
Witter Realty Inc., Two World Trade Center, New
York, New York, 64th floor 10048 ("DWTSC").

     WHEREAS,   Taxter  and  Mack-Cali  Taxter
Associates, L.L.C., a New York limited liability
company, as assigned by Mack-Cali   Realty
Acquisition  Corporation,   a   Delaware
corporation,  have  entered into that certain
Purchase  and Sale  Agreement, dated as of April
4, 2000, as amended (as amended and assigned, the "Purchase and Sale Agreement") for the real property known and numbered as 555 and 565
Taxter Road, Elmsford, New York (the
"Property"); and

     WHEREAS,  Taxter,  as  successor in
interest  to  Dean Witter  Realty,  Inc., is a
party to that certain  Agreement Granting
Lease, dated as of October 23, 1987; as
evidenced by  (i) that certain Memorandum of
Agreement Granting  Lease dated  March 31, 1988
and recorded on December 14,  1989  in Liber
9698 cp 33, (ii) that certain Memorandum of
Agreement Granting   Lease  by  and  between
Taxter  Park  Associates (initial landlord) and
KLM Royal Dutch Airlines ("KLM") (and Urbco
Inc.), as tenant, dated February 8, 1999 and recorded February 11, 1999 in Liber 12226 cp
29,  and  (iii)  as assigned by that certain
Assignment and Assumption of Lease between KLM, as assignor, to DW Taxter Special Corp., as assignee, dated February 8, 1999 and recorded February 11, 1999 in Liber 12226 cp
40 (the "Overlease") among  Taxter, KLM,  and
URBCO, Inc., pursuant to which KLM was granted a leasehold interest in a portion of the Property (the "Leased Premises") more particularly described in the Overlease; and

     WHEREAS,  DWTSC acquired the tenant's
interest in the Overlease from KLM pursuant to the Assignment and Option Agreement and a certain Assignment and Assumption of Lease dated as of February 8, 1999; and

     WHEREAS, in connection with the sale of the Property to the Mack-Cali, Taxter and DWTSC wish to terminate the Overlease; and

     NOW,   THEREFORE,  in  consideration  of
ten ($10.00) dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, Taxter and DWTSC hereby agree as follows:

     5. Termination of the Overlease. Effective as of the date first above written, the Overlease is hereby terminated and of no further force or effect. DWTSC hereby surrenders any and all interest of DWTSC in the Leased Premises to Taxter.

     2. Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original, but all of which shall constitute one and the same instrument.



  [THE REMAINDER OF THIS PAGE IS INTENTIONALLY
                      LEFT
          BLANK]

     IN WITNESS WHEREOF, the parties do hereby execute and deliver this Agreement as of the date and year first above written.

                         TAXTER PARK ASSOCIATES
                         By:  Dean Witter Realty
                              Income Partnership
                              II, L.P.,
                              general partner
                              By:  Dean Witter
                                   Realty Income
                                   Properties
                                   II, Inc.
                                   managing
                                   general
                                   partner
                                   By: /s/
                                   Robert B.
                                   Austin Name:
                                   Robert B.
                                   Austin Title:
                                   Vice
                                   President
                         By:  Dean Witter Realty
                              Income Partnership
                              III, L.P.,
                              general partner

                              By:  Dean Witter
                                   Realty Income
                                   Properties
                                   III, Inc.
                                   managing
                                   general
                                   partner

                                   By: /s/
                                   Robert B.
                                   Austin Name:
                                   Robert B.
                                   Austin Title:
                                   Vice
                                   President

                         By:  Dean Witter Realty
                              Income Partnership
                              IV, L.P.
                              general partner

                              By:  Dean Witter
                                   Realty Fourth
                                   Income
                                   Properties,
                                   Inc. managing
                                   general
                                   partner

                                   By: /s/
                                   Robert B.
                                   Austin Name:
                                   Robert B.
                                   Austin Title:
                                   Vice
                                   President

                         DW TAXTER SPECIAL CORP.

                         By: /s/ Robert B.
Austin
                         Name:  Robert B. Austin Title:      President